                                                                   EXHIBIT 10.24



                       DATED               February 1999
                       ---------------------------------




                         (1) RACHEL HALLAM AND OTHERS



                               (2) HENRY HALLAM



                          (3) DFG ACQUISITION LIMITED



                       (4) DOLLAR FINANCIAL GROUP, INC.



                 ____________________________________________


                                   AGREEMENT
                                   ---------
                    for the sale and purchase of shares in
                          INSTANT CASH LOANS LIMITED

                 ____________________________________________



                               Ref: C45/D500-001
                         Date: 10 February 1999 (v.3)

CONTENTS
--------

Clause  Heading
------  -------
1        Definitions and Interpretations
2        Sale and purchase of the Shares
3        Consideration
4        Completion
5        Warranties
6        Breach of Warranty
7        Undertakings by the Warrantors
8        Restrictions on the Warrantors
9        Guarantee
10       Nature of obligations
11       Announcements
12       General
13       Communications
14       Proper Law

Schedule  Description
--------  -----------

1        Details of the Vendors
2        Particulars of the Company
3        The Properties
4        Warranties
5        Tax Deed
6        Payment of the Subsequent Consideration
7        Vendor Limitations

Appendix  Description
--------  -----------

A        The Accounts
B        Management Accounts

Documents in the Agreed Form
----------------------------

         Disclosure Letter
         Directors' Letter of Resignation
         Auditors' resignation
         Letters of release from Vendors
         Mr Hallam's service agreement
         Power of attorney
         First and Subsequent Loan Notes
         Bank Guarantee
         Rachael Hallam's Loan Note


THIS AGREEMENT is made on    February 1999 BETWEEN:-
--------------                             -------

(1) The persons whose names and addresses are set out in the first schedule ("Vendors"); and
                    ---------
(2) HENRY HALLAM of Nuthall Lodge, 29 Nottingham Road, Nottingham, NG16 1DH ("Mr Hallam");
              -------------
(3) DFG ACQUISITION LIMITED a company registered in England under No. 3701758 whose registered office is at c/o Ernst & Young, Rolls House, 7 Rolls Building, Fetter Lane, London EC4A 1NH ("Purchaser"); and
                                                          -----------
(4) DOLLAR FINANCIAL GROUP, INC. a company registered in the U.S.A. of Daylesford Plaza, Suite 210, 1436 Lancaster Avenue, Berwyn, PA 19312, U.S.A. ("Guarantor").
                  -----------
1.   DEFINITIONS AND INTERPRETATION
----------------------------------------
1.1  In this agreement unless the context otherwise requires:-

     "Accounts" means the audited balance sheet as at the Balance Sheet Date and
     ----------
     the audited profit and loss account for the period ended on the Balance Sheet Date of the Company together with the notes and directors' reports and other documents annexed to them; (and for the purposes of identification only copies of the Accounts have been signed by or on behalf of the parties to this agreement and are annexed as appendix "A");

     "Agreed Form" means in a form agreed by  and signed by or on behalf of the
     -------------
     parties to this agreement;

     "Associate" means any person with whom any of the Warrantors may be
     -----------
     connected within the meaning of section 839 of the Taxes Act or for whom any of them may be a personal representative;

     "Auditors" means the auditors for the time being of the Company;
     ----------

     "Balance Sheet Date" means 31 July 1998;
     --------------------
     "Bank" means the National Westminster Bank plc;
     ------
     "Bank Guarantee" means the guarantee in the Agreed Form from the Bank to
     ----------------
     the Vendors guaranteeing payment of the First Loan Notes and the Subsequent Loan Notes;

     "business day" means a day on which banks generally are open in the City of
     --------------
     London for the transaction of normal banking business;

     "Companies Act" means the Companies Act 1985 (as amended or re-enacted by
     ---------------
     the Companies Act 1989);

     "Company" means Instant Cash Loans Limited, details of which are set out in
     ---------
     the second schedule;

     "Completion" means the date upon which completion of the sale and purchase
     ------------
     of the Shares takes (or should take) place pursuant to this agreement or (as the case may be) the date of actual completion of the sale and purchase of the Shares;

     "Consideration" means the aggregate consideration for the Shares as
     ---------------
     referred to in clause 3 and the sixth schedule and "Initial
                                                        --------
     Consideration" means the aggregate consideration for the Shares as
     --------------
     referred to in clause 3.2.1; "Subsequent Consideration" shall bear the
                                  ---------------------------
     meaning given to it in clause 3 and the sixth schedule;

     "Contribution Agreement" means the Contribution Agreement of even date
     ------------------------
     between the Warrantors;

     "Customer's Cheque" means a cheque drawn by the Company's customer in
     -------------------
     favour of the Company;

     "Disclosure Letter" means the letter in the Agreed Form from the Warrantors
     -------------------
     to the Purchaser dated as at the date of this agreement;

     "EBITDA" means earnings before interest, taxes, depreciation, and
     --------
     amortisation;

     "Earn Out Period" shall have the meaning given to it by the sixth schedule;
     -----------------
     "event" includes any act, omission, transaction or circumstance (including
     -------
     any of such matters provided for under this agreement);

     "First Loan Notes" means the loan notes in the Agreed Form to be issued by
     ------------------
     the Purchaser to the Vendors credited as fully paid for the Initial Consideration;

     "First Party Cheque Cashing" means the payment by the Company to its
     ----------------------------
     customer of an amount equal to the par value of a post dated
     Customer's Cheque (less an amount on account of the Company's fees);

     "Interest" means 2 percentage points above the base rate from time to time
     ----------
     of the Bank;

     "Management Accounts" means the management accounts of the Company for the
     ---------------------
     period from the Balance Sheet Date to 31 December 1998 (and for the purposes of identification only, copies of the Management Accounts have been signed by and on behalf of the parties to this agreement and are annexed as Appendix "B");

     "Pawn Broking Agreement" means the deed of even date between the Company
     ------------------------
     and Rachel Djadi-Hallam assigning various pawn broking and other agreements to Rachel Djadi-Hallam;

     "Pre-Sale Dividends" a dividend of approximately (Pounds)750,000 net of ACT
     --------------------
     which was declared by the Company's directors in favour of Rachel Djadi-Hallam on the date of this agreement to be satisfied by the transfer of certain agreements pursuant to an agreement annexed to the Disclosure Letter;

     "Properties" means the properties briefly described in the Property
     ------------
     Schedule or any one or more of them or any part of or interest in any of such properties;

     "Property Schedule" means the third schedule;
     -------------------
     "Purchaser's Solicitors" means Titmuss Sainer Dechert of 2 Serjeants' Inn,
     ------------------------
     London EC4Y 1LT;

     "Revenue" means all fiscal authorities (national or local) whether of the
     ---------
     United Kingdom or elsewhere;

     "Salary" means any accrued outstanding salary which may be due to Mr Hallam
     --------
     by the Company as at Completion and is to be waived pursuant to clause
     7.7;

     "Shares" means the whole of the  issued and allotted share capital of the
     --------
     Company at Completion;

     "Subsequent Loan Notes" means loan notes in the Agreed Form to be issued by
     -----------------------
     the Purchaser to the Vendors credited as fully paid in accordance with the sixth schedule;

     "Taxation" includes all forms of taxation, duties (including stamp duty),
     ----------
     levies, imposts, charges, withholdings, national insurance and other contributions and PAYE liabilities (including in all cases any penalty, fine, interest or surcharge in respect of the same) whenever created or imposed and whether of the United Kingdom or elsewhere;

     "Tax Deed" means a deed in the form  set out in the fifth schedule duly
     ----------
     executed by the Covenantors referred to in it;

     "Taxes Act" means the Income and Corporation Taxes Act 1988;
     -----------
     "Third Party Cheque Cashing" means the payment by the Company to its
     ----------------------------
     customer of an amount equal to the par value of a Third Party Cheque (less an amount on account of the Company's fees); and a "Third Party
                                                               ------------
     Cheque" means a cheque drawn by a third party in favour of the
     -------
     Company's customer (and not in favour of any other person or drawn by the customer in favour of the Company);

     "Vendors' Loan Notes" means the loan notes entered into between the Company
     ---------------------
     and each of the Vendors dated 7 March 1996;

     "Vendors' Solicitors" means Browne Jacobson of 44 Castle Gate, Nottingham,
     ---------------------
     NG1 7BJ;

     "Warranties" means the representations, warranties and undertakings on the
     ------------
     part of the Warrantors contained in the fourth schedule and which are made by the Warrantors pursuant to clause 5; and

     "Warrantors" means the Vendors and Mr Hallam and any one or more of them.
     ------------
1.2    In this agreement unless the context otherwise requires:-

1.2.1 any reference to a clause, schedule or appendix (other than to a schedule to a statutory provision) is a reference to a clause of or schedule or appendix to this agreement; and the schedules and appendices form part of and are deemed to be incorporated in and in references to this agreement;

1.2.2 any reference to a statute or statutory provision includes a reference to that provision as amended, re-enacted or replaced and any regulations or orders made under such provisions from time to time whether before or after the date of this agreement and any former statutory provision replaced (with or without modification) by the provision referred to except to the extent that any amendment, re-enactment or replacement coming into force after the date of this agreement would increase or extend the liability of the parties to one another;

1.2.3 any reference to persons includes a reference to firms, corporations or unincorporated associations;

1.2.4 any reference to the singular includes a reference to the plural and vice versa; and any reference to the masculine includes a reference to the feminine and vice versa;

1.2.5 a reference to an SSAP is a reference to a Statement of Standard Accounting Practice which has been adopted as an accounting standard by the Accounting Standards Board;

1.2.6 any agreement, warranty, representation, indemnity, covenant or undertaking on the part of two or more persons shall be deemed to be given or made by such persons jointly and severally save for Warranties 1.1.1 to 1.1.2.7.2 which are given severally only by each Warrantor in respect of himself or herself and in respect of no other Warrantor and Warranty 7.5 which shall be given solely by Rachel Djadi-Hallam and Henry Hallam, jointly and severally; and

1.2.7 words and expressions defined in the Companies Act bear the same respective meanings.

1.3 Headings and titles are used for ease of reference only and do not affect the interpretation of this agreement.

1.4 Any matter which shall be relevant to any of the Warranties and which be known to at least one of the Warrantors, shall be deemed to be known by the other Warrantors as well.

1.5    If any statement is qualified by the expression "to the best of the
                                                      -------------- ---
       Warrantors' knowledge information and belief" or "so far as the
       ---------------------------------------------    --------------
       Warrantors are aware" or any similar expression, that expression shall
       ---------------------
       be deemed to include a warranty by the makers thereof that the statement has been made by them after due and careful enquiry, save that the Warrantors shall not be required to make any enquiry of any past or present customer of the Company, and the Warrantors shall in particular be deemed to have knowledge of anything of which the following persons, viz the Auditors (in relation to Warranties 3 and 8), Swiftscan Limited (in relation to Warranties 5.4 and 5.5) and the Vendor's Solicitors ought reasonably to have knowledge given their particular position in and responsibilities to the Vendors and the Company.

2         SALE AND PURCHASE OF THE SHARES
-----------------------------------------
2.1 The Vendors shall sell the Shares to the Purchaser and the Purchaser, relying on the Warranties and the other obligations of the Warrantors under this agreement, shall purchase the Shares.

2.2 The Vendors shall sell the Shares with full title guarantee free from all liens, charges, encumbrances and adverse claims (and whether or not the Vendors know or could reasonably be expected to know about such matters) together with all rights now or hereafter attaching to them including all dividends declared or payable or distributions made or proposed on or after the Balance Sheet Date (other than the Pre-Sale Dividends).

2.3 The Vendors irrevocably and unconditionally waive (and shall procure such a waiver by their nominee(s) of) all rights of pre-emption or other restrictions on transfer which they or such nominee(s) may have, whether under the Articles of Association of the Company or otherwise, in respect of the transfer to the Purchaser or its nominee(s) of the Shares or any of them and shall execute and deliver (or procure the execution and delivery of) all such deeds of waiver in respect thereof as the Purchaser may require.

2.4 The Purchaser shall not be obliged to complete the purchase of some only of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with the provisions of this agreement.

3         CONSIDERATION
-----------------------
3.1 The aggregate consideration payable for the Shares shall be the Initial Consideration (described in clause 3.2) and the Subsequent Consideration (which shall be determined and satisfied in accordance with the sixth schedule subject to a maximum of (Pounds)2,000,000).

3.2 The Initial Consideration shall be the sum of (Pounds)6,020,000 which shall be satisfied by the issue at Completion to the Vendors of the First Loan Notes (accompanied by a Bank Guarantee in respect thereof duly executed by the Bank).

3.3 The Initial Consideration and the Subsequent Consideration shall be apportioned between the various Vendors in accordance with the first schedule.

3.4 Mr Hallam has agreed to become a party to this agreement and to undertake the obligations imposed on him pursuant to it in consideration of:

3.4.1 the Purchaser and the Guarantor agreeing to become a party to this agreement at Mr Hallam's request;

3.4.2 the Purchaser undertaking to procure that the Company will enter into a service agreement in the Agreed Form with Mr Hallam at Completion; and

3.4.3 the payment to Mr Hallam of the sum of (Pounds)1 by the Purchaser, (the receipt of which he acknowledges).

4         COMPLETION
--------------------
4.1 Completion shall take place at the offices of the Purchaser's Solicitors immediately after the exchange of this agreement when the parties shall comply with their respective obligations as set out in this clause.

4.2 The Warrantors shall deliver to the Purchaser or (at the option of the Purchaser) to its nominee(s):-

4.2.1 duly executed share transfers in respect of the Shares in favour of the Purchaser or as it may direct, together with the relevant share certificates or other documents of title and any power of attorney or other authority under which such transfers have been executed and an indemnity in such form as the Purchaser shall require in relation to any missing certificates;

4.2.2 written resignations and releases executed as deeds in the Agreed Form from all persons (other than any directors or secretaries remaining at the request of the Purchaser or appointed at the instance of the Purchaser) who, on or immediately prior to Completion, may be directors or secretaries of the Company, resigning their offices and releasing the Company from all claims and rights of action existing at the date of this agreement whether by way of compensation, remuneration, redundancy payments or otherwise;

4.2.3 the unqualified resignation with effect from Completion of the present Auditors as auditors of the Company by notice in accordance with section 392 of the Companies Act which shall contain a statement in accordance with section 394 of the Companies Act together with confirmation that they have no claims against the Company for unpaid fees or expenses;

4.2.4 the common seal, the certificate of incorporation and copies of the Memorandum and Articles of Association (containing copies of all such resolutions and agreements as are referred to in section 380 of the Companies Act) of the Company and the registers and books required by the Companies Act to be kept by it all of which shall be written up to date as at Completion;

4.2.5 all deeds and documents of title relating to the Properties (including all insurance policies, premium receipts, maintenance contracts and other documents relating to the Properties in the Company's possession or under its control) and certified copies of any documents being held by mortgagees;

4.2.6 a letter from the Warrantors specifying the whereabouts of any other documents, books and records of the Company which shall not be held at
                                                                  ---
          the Properties and directing the holders of them to deliver them up to the Purchaser's authorised representatives immediately upon request;

4.2.7 certificates or statements from each of the banks at which the Company maintain accounts of the amounts standing to the credit or debit of such accounts at the close of business on the second business day preceding Completion together with a list of all unpresented cheques and uncleared lodgements which upon presentation or clearance would be debited or credited to such accounts;

4.2.8 letters of release executed as deeds and such other evidence as the Purchaser may require of the irrevocable and unconditional release and discharge of the Company from all liabilities or obligations pursuant to any bonds, guarantees, indemnities, securities or obligations given or entered into by the Company to or in favour of any person in respect of any liabilities or obligations of the Warrantors;

4.2.9 a service agreement in the Agreed Form between the Company and Mr Hallam signed by him;

4.2.10 powers of attorney in the Agreed Form in relation to the Shares duly executed by each Vendor;

4.2.11    the Tax Deed;

4.2.12 confirmation that the shareholders agreement dated 7 March 1996 between the Warrantors has been terminated and that the debenture securing the Vendor's

          Loan Notes has been released;;
4.2.13    a copy of the Accounts in the Agreed Form signed by the Auditors; and

4.2.14 if required by the Purchaser, evidence to the satisfaction of the Purchaser that any person executing this agreement or any document to be executed pursuant to it has authority to do so.
4.3       The Warrantors shall on the Completion Date:-

4.3.1 procure that none of them or any of their Associates has any claims or rights of action against the Company and that none of them or any of their Associates is in any way obligated or indebted to the Company; and

4.3.2 deliver to the Purchaser's Solicitors letters executed as deeds in the Agreed Form confirming that they have complied with clause 4.3.1, and irrevocably and unconditionally releasing the Company from all obligations and liabilities as contemplated by clause 4.3.1.

4.4 The Warrantors shall procure that a Board Meeting of the Company will be held which will transact the following business:-

4.4.1 (subject only to them being stamped) the approval of the transfer of shares referred to in clause 4.2.1 and the Purchaser and/or its nominee(s) being entered in the Register of Members as the holders of the shares specified in those transfers;

4.4.2 the appointment of such persons as the Purchaser may nominate as directors and secretary of the Company;

4.4.3 the acceptance of the various resignations of officers and auditors referred to in this clause;

4.4.4 the appointment of such firm of chartered accountants as the Purchaser may require as auditors to the Company;

4.4.5 the change of the registered office, the accounting reference date and the bank mandates of the Company in accordance with the Purchaser's requirements;
4.4.6     such other business as the Purchaser may reasonably require.

4.5 Subject to the conclusion of the matters referred to in the previous provisions of this clause the Purchaser shall deliver to the Vendors' Solicitors:-

4.5.1.1   a counterpart Tax Deed duly executed by the Purchaser;

4.5.1.2 letters of release of the irrevocable and unconditional release and discharge of the Warrantors from all liabilities and obligations pursuant to the following guarantees and mortgages given by them in relation to the Company:-

4.5.1.3 an unlimited guarantee dated 22 March 1995 and given by Mr Hallam in favour of the Bank;

4.5.1.4 a legal mortgage over the property at 241 Main Street Bulwell dated 11 May 1995 given by Rachel Djadi-Hallam to the Bank;

4.5.1.5 a deed of postponement dated 22 March 1995 and given by Mr Hallam in favour of the Bank;

4.5.1.6 a second legal mortgage over 29 Nottingham Road, Nottingham dated 29 September 1995 and given by Rachel Djadi-Hallam in favour of the Bank;

4.5.1.7   the First Loan Notes; and

4.5.1.8 the Bank Guarantee executed by the Bank in respect of the First Loan Notes.

4.5.2 if required by the Vendor, evidence to the satisfaction of the Vendor that any person executing this agreement or any document to be executed pursuant to it has authority to do so.

4.6 The Purchaser shall deliver to Mr Hallam a counterpart of the service agreement in the Agreed Form to be entered into by the Company with Mr Hallam duly signed on behalf of the Company.

4.7 The Vendors confirm that the Vendors' Solicitors may receive (and give a good receipt for) the Initial Consideration (and all documents expressed to be delivered to them at Completion) as agent for the Vendors and the Purchaser shall not be concerned with the basis upon which the Initial Consideration (or such documents) shall be distributed between the various Vendors by the Vendors' Solicitors.

5         WARRANTIES AND REPRESENTATIONS
----------------------------------------
5.1 The Warrantors represent and warrant to and undertake with the Purchaser that, save only as and to the extent fairly disclosed to the Purchaser in this agreement or in the Disclosure Letter, each of the Warranties:-
5.1.1     is now and will be at Completion true and accurate; and

5.1.2 is not to be affected or limited by any previous or other disclosures, express or implied, to the Purchaser, its officers, representatives or professional advisers.

5.2 The Warrantors acknowledge that they have previously made representations to the Purchaser and the Guarantor in the terms of the Warranties with the intention of inducing the Purchaser and the Guarantor to enter into this agreement; and the Purchaser and the Guarantor confirm and the Vendors the Warrantors acknowledge that the Purchaser and the Guarantor have relied on those representations and have accordingly been induced by the Warrantors to enter into this agreement.

5.3 Each of the Warranties, covenants, indemnities and undertakings set out in this agreement or the Tax Deed is separate and independent.

5.4 The Warrantors agree with the Purchaser for itself and as trustee for the Company and each of their respective officers and employees to irrevocably and unconditionally waive any rights remedies or claims which they may have in respect of any misrepresentation in or omission from any information or advice supplied or given by the Company or its respective officers, employees and on which they have relied in giving the Warranties, unless such misrepresentation or omission was made fraudulently in preparing the Disclosure Letter or in agreeing to give the Tax Deed or unless such rights, remedies and claims arise under the Contribution Agreement of even date made between the Warrantors.

6         BREACH OF WARRANTY
----------------------------
6.1 Without restricting the rights or the ability of the Purchaser to claim damages on any basis (but subject always to the provisions of the seventh schedule) if it shall be found that any matter which is the subject of any of the Warranties is not as represented, warranted or undertaken and the Purchaser or the Company has suffered a loss as a consequence then, if the Purchaser shall so elect by notice in writing to them, the Warrantors shall on demand pay to the Purchaser:-

6.1.1 a sum equal to the amount by which the value (or amount) at Completion of any asset or liability of the Company (computed for this purpose on the basis that proper provision was made in accordance with the criteria specified in paragraph 3.1 of the fourth schedule, for the facts and circumstances in relation to which such breach arose) was less or, in the case of a liability, greater than the value (or amount) at Completion of such asset or liability (computed for this purpose on the assumption that the facts and circumstances had been such as to involve no such breach); or if the Purchaser so elects

6.1.2 a sum equal to the amount by which the value of the Shares shall be less than it would have been if any such Warranty had been true and accurate; and in calculating such sum the parties to this agreement acknowledge that the Consideration was determined by reference to the EBITDA of the Company for the year ending on the Balance Sheet Date multiplied by 4.5 and in calculating damages in the event of a breach of Warranty which arises from circumstances which if they were to continue would affect the future profitability of the Company pursuant to a claim made on the basis of this clause 6.1.2 the Warrantors acknowledge that it would be reasonable to apply such a formula; and (in either case)

6.1.3 all reasonable costs and expenses incurred by the Company and/or the Purchaser as a result of such breach.

7         UNDERTAKINGS BY THE WARRANTORS
----------------------------------------
7.1 The Warrantors undertake to the Purchaser that as soon as possible following Completion they will procure the execution of any document which the Purchaser may reasonably require them to have executed so as to vest effectively the beneficial and legal ownership of the Shares in the Purchaser or as it may direct free from all liens, charges, encumbrances and adverse claims and otherwise to give effect to the terms of this agreement.

7.2 The Warrantors shall indemnify the Company against all claims which may be made against it by any person whose resignation from office or relinquishment of rights the Warrantors may be obliged to procure in order to comply with this agreement where such claims arise by reason of the resignation or removal from office or termination of employment of such person and against all reasonable costs incurred by it which are incidental to any such claim.

7.3 The Vendors undertake with the Purchaser that, if and for so long as they remain the registered holders of any of the Shares after Completion, they will hold the Shares and the dividends and other distributions of profits (other than the Pre-Sale Dividend) or surplus or other assets in respect of such Shares and all rights arising out of or in connection with them in trust for the Purchaser and will at all times after Completion deal with and dispose of such Shares, dividends, distributions and rights as the Purchaser shall direct and (if so requested by the Purchaser) execute all instruments of proxy or other documents which may be necessary or proper to enable the Purchaser to attend and vote at any meeting of the Company.

7.4 The Warrantors undertake to the Purchaser that they shall pay to the Purchaser forthwith on demand an amount equal to any fines or other financial penalties imposed on the Company or its officers at any time in the future in relation to any contravention of the Consumer Credit Act 1974 or the Data Protection Act 1984 by reason of any act or omission which shall have been committed on or prior to the date of this agreement together with an amount equal to all costs, charges, expenses, liabilities and losses which the Company or its officers shall incur in connection with defending any proceedings which shall be brought against it (or them) in relation to such matters (and for the avoidance of doubt the Warrantors shall not be liable for loss of future profits or goodwill).

7.5 The Warrantors undertake to the Purchaser that they shall pay to the Purchaser forthwith on demand an amount equal to the Excess Returns; and for this purpose "Excess Returns" means the amount (if any) by
                               ----------------
          which:-

7.5.1 the par value of the Customer Cheques and Third Party Cheques encashed by the Company prior to the date hereof which shall be returned unpaid by the paying bank to the presenting bank during the one month following Completion (irrespective of when the relevant cheques were encashed by the Company) shall exceed;

7.5.2 0.21% of the par value of the Customer Cheques and Third Party Cheques encashed by the Company during the same period.

7.6       Provided that:-

7.6.1 the liability of each Warrantor under clauses 7.4 and 7.5 (together with the liability under the Warranties and the Tax Deed) shall not exceed the amount of the Consideration received or receivable by each Warrantor pursuant to this agreement, (save that Mr Hallam and Rachel Djadi-Hallam's liability shall be limited to the amount of the Consideration received or receivable by Rachel Djadi-Hallam pursuant to this agreement);

7.6.2 where the Warrantors have settled in full a claim under clauses 7.4 and 7.5 and the Purchaser or the Company or their respective successors or assigns (as the case may be) is entitled to recover any sum ("the Recoverable Sum") from some other person, firm or company in
                -------------------
          respect of the matter giving rise to that claim, the Purchaser shall procure that it or the Company (as the case may be) at the Warrantors' cost and subject to being indemnified and secured by the Warrantors to the reasonable satisfaction of the Purchaser against all losses,. liabilities, costs and expenses thereby incurred, shall pursue a claim for the Recoverable Sum, provided that in the reasonable opinion of the Purchaser no such claim shall harm the goodwill or the profitability of the Company, the Purchaser, or any company which shall be a subsidiary or a holding company of either the Purchaser or the Company. The Purchaser shall account to the Warrantors for any amount so recovered after having deducted any costs or expenses incurred by the Purchaser (and not exceeding any amount paid by the Warrantors under this clause 7.6 but including any expenses borne by the Warrantors);

7.6.3 the amount or amounts paid by the Warrantors under clauses 7.4 and 7.5 shall be deemed to constitute a reduction in the Consideration.

7.7 Mr Hallam undertakes to the Purchaser that the Salary has not been paid to him (or anyone else) prior to Completion. Furthermore, Mr Hallam unconditionally and irrevocably releases the Company from its obligations to pay the Salary.

7.8.1 Each of the Vendors undertakes to the Purchaser that they shall not redeem in whole or in part the Vendors' Loan Notes at any time prior to the second anniversary of the date of this agreement; and

7.8.1 each of the Vendors unconditionally and irrevocably waives any right howsoever arising to interest which has already accrued or which may accrue at any time after the date of this agreement pursuant to the Vendors' Loan Notes.

7.9 Rachel Djadi-Hallam undertakes to the Purchaser that any liability she incurs pursuant to the Pawn Broking Agreement may (if so required) be set off in whole or in part against any sum(s) the Purchaser may owe her as Subsequent Consideration and the Purchaser will then account to the Company for such sum(s).

8         RESTRICTIONS ON THE WARRANTORS
----------------------------------------
8.1       In this clause:-

          "Business" means the Company's business of First Party Cheque Cashing
           --------
          and Third Party Cheque cashing or any part thereof.
          "directly or indirectly" means (without prejudice to the generality of
           ----------------------
          the expression) either alone or jointly or in partnership with any other person, firm or company or (except as the holder for investment purposes only of securities in any company not exceeding 5 per cent in nominal value of the securities of that class in issue or shares) as the holder of any interest in or as an employee director agent or representative of or consultant to any other person firm or company; and
          "Restriction Period" means the period of 5 years from Completion.
          ------------------
8.2 Each Warrantor severally undertakes to the Purchaser (for itself and for the benefit of the Company) that he will not (other than for and on behalf of the Company) without the prior written consent of the Purchaser directly or indirectly:-

8.2.1 at any time during the Restriction Period, be engaged or concerned or interested or participate in or carry on any business which is the same as or similar to or in competition with the Business within a radius of 5 miles of any of the Properties or within a radius of 5 miles from any other retail premises from which the Company, the Purchaser or any subsidiary of the Company or the Purchaser shall carry on the Business at any time during the Earn Out Period;

8.2.2 at any time during the Restriction Period, in relation to a business which may in any way be the same as or similar to or in competition with the Business, canvass, solicit or entice the custom of or deal with to any person who at the date of this agreement or at any time during the period of two years prior to

          Completion has been a customer of or in the habit of dealing with the Business; or

8.2.3 at any time during the Restriction Period, in relation to a business which may in any way be the same as or similar to or in competition with the Business, offer employment to or employ or offer or conclude any contract for services with any person who at any time during the two years before Completion shall have been a director, employee, consultant or agent of the Company entitled to emoluments (including commission if any) exceeding the annual rate of (Pounds)10,000; or

8.2.4 at any time during the Restriction Period, knowingly assist any competitor of the Company to a material extent in carrying on or developing any business which may in any way be the same as or similar to or in competition with the Business; or

8.2.5 at any time during the Restriction Period, in relation to a business which may in any way be the same as or similar to or in competition with the Business, seek to contract with or engage (in such a way as to affect the Business adversely) any person who has been contracted with or engaged to deliver goods or services to the Company at any time during the period of twelve months prior to the date of this agreement; or

8.2.6 at any time, solicit or entice or endeavour to entice any employee of the Company or the Purchaser away from the Company or the Purchaser, as the case may be; or

8.2.7 at any time, entice or endeavour to entice any person to breach his contract for services with the Company or the Purchaser;

8.2.8 at any time, (except as required by law) disclose to any person or use for his own benefit (or that of any other person) any information or know-how of a confidential nature concerning and relating to the goodwill of the Company including (without limitation) information and know-how as to procedures, techniques, customers, finances, business policy and expansion or forward planning programmes which he shall have acquired before Completion; or

8.2.9 at any time, falsely represent himself as being connected with or interested in the Company; or

8.2.10 at any time, do or say anything likely or calculated to lead any person, firm or company to withdraw from or cease to continue offering to the Company any rights then enjoyed by it or in any other way to cease to do business or reduce the amount of business it transacts with any member of the Group; or

8.2.11 at any time carry on a business under the names "Money Shop" or "Instant Cash Loans" or any part combination or abbreviation of such names or any similar or other names likely to confuse or mislead any part of the public.

8.3 For the purpose of assuring to the Purchaser the reasonableness of the provisions of sub-clause 8.2 (but for no other purpose) each of Warrantors represent and warrant to the Purchaser that so far as they are aware at least 75% of the number of the Company's customers for whom the Company encashed a cheque during the period of 12 months prior to the date of this agreement lived within a radius of 5 miles from the Property at which their cheques were encashed at the time their cheques were encashed by the Company provided that the Purchaser agrees that if this warranty is untrue it shall only make a claim against a Warrantor if that Warrantor shall also be in breach of the provisions of clause 8.2 above.

8.4       Each of the Warrantors acknowledge and agree with the Purchaser that:-

8.4.1 each of the sub-clauses contained in clause 8.2 constitutes an entirely separate severable and independent covenant by and restriction on him;

8.4.2 the duration, extent and application of each of the restrictions contained in clause 8.2 are no greater than is necessary for the protection of the goodwill and trade connections of the Business and the value of the Company; and

8.4.3 if any restriction contained in clause 8.2 shall be found void but would be valid if some part thereof were deleted such restriction shall apply with any such deletion as may be necessary to make it valid and effective.

9         GUARANTEE
-------------------
9.1 In consideration of the Vendors entering into this agreement with the Purchaser at the request of the Guarantor (and for other valuable consideration the receipt and sufficiency of which the Guarantor acknowledges), the Guarantor guarantees to the Vendors the due and punctual payment of all monies due by the Purchaser to the Vendors and performance of all the

          Purchaser's other obligations arising under this agreement including the repayment of the Vendors' Loan Notes in accordance with clause 7.8 of this agreement.

9.2       The Guarantor's guarantee ("Guarantee") shall constitute a direct
                                      -----------
          primary and unconditional liability to:-

9.2.1 pay on demand to the Vendors any sum or sums which the Purchaser may become liable to pay; or

9.2.2 perform on demand any obligations of the Purchaser arising under this agreement without the need for any claim or recourse on the part of the Vendors against the Purchaser; and

9.2.3 to indemnify the Vendors from all reasonable costs and expenses arising by reason of any default on the part of the Purchaser.

9.3       The Guarantee shall not be affected by:-

9.3.1 by any time or indulgence granted to the Purchaser by the Vendors or any variation, act, omission, deed or matter of whatever description whereby the Guarantor as surety only would or might have been released;

9.3.2 by any legal limitation, disability or other circumstances (including for the avoidance of doubt any winding up or cessation of trade) relating to the Purchaser; or

9.3.3 any irregularity, unenforceability or invalidity of any obligations of the Purchaser under this agreement.

9.4 The Guarantee shall be a continuing guarantee and shall remain in force until all the Purchaser's obligations under this agreement have been performed.

10        NATURE OF OBLIGATIONS
-------------------------------
10.1 Each of the obligations, representations, warranties, indemnities and undertakings entered into or made by or on behalf of any of the parties to this agreement (excluding any obligation fully performed at Completion) shall continue in full force and effect notwithstanding Completion taking place.

10.2 The rights and remedies of the Purchaser in respect of a breach of any provision of this agreement or pursuant to the Tax Deed shall not be affected by Completion or by whether the matters constituting such breach or other matters were known or could have been known by the Purchaser prior to

          Completion and no such actual or constructive knowledge shall in any way constitute a waiver of any of the Purchaser's rights.

10.3 Subject to the seventh schedule any right or remedy of the Purchaser in respect of a breach of any provision of this agreement shall be in addition and without prejudice to all other rights and remedies of the Purchaser and the exercise or failure to exercise any such right or remedy shall not constitute a waiver or by the Purchaser of that or of any of its other rights or remedies.

10.4.1 None of the rights or obligations referred to in this agreement may be assigned or transferred to any other person without the prior written consent of all the parties to this agreement save as provided in clause 10.4.2.

10.4.2 This agreement shall be personal to the parties to it and may not be assigned by them save that the benefit (but not the burden) of any of its provisions may be assigned by the Purchaser to:-

10.4.2.1  any company (an "associated company") which shall be a wholly owned
                          --------------------
          subsidiary of the Purchaser or which shall be a holding company of 100% of the shares of the Purchaser or a wholly owned subsidiary of such holding company but only for so long as such company remains an associated company of the Purchaser; or

10.4.2.2  the Purchaser's bankers and/or insurers for the time being.

10.5 This agreement shall be binding against and be for the benefit of each party's personal representatives or other permitted successors in title.

10.6 Any liability of any of the Warrantors to the Purchaser under this agreement or the Tax Deed may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser (in its absolute discretion) as regards any of the Warrantors without in any way prejudicing or affecting the Purchaser's rights against any of the others of them in respect of the same or a like liability whether joint or several or otherwise.

10.7 If all or any part of this agreement is notifiable under the Restrictive Trade Practices Act 1976 ("the Act"), no provision
                                                ---------
          contained or implied in the agreement which constitutes a restriction within the meaning of the Act shall come into effect until the day after particulars of this agreement (or a memorandum of it) has (have) been delivered to the Office of Fair Trading in accordance with the Act; and for the purposes of this clause, "agreement" includes this agreement and any ancillary deed or
         -----------
          agreement which together with this agreement constitutes a single agreement within the meaning of the Act.

11        ANNOUNCEMENTS
----------------------
          The parties undertake that none of them shall make any announcement or issue any circular to the press or shareholders (otherwise than as required by law or in accordance with the requirements of any recognised stock exchange concerning the terms and conditions of this agreement) without the text of such announcement or circular first being approved by the other parties (such approval not to be unreasonably withheld or delayed)

12        GENERAL
-----------------
12.1 Any variation of this agreement shall be binding only if it is recorded in a document signed by or on behalf of the parties to this agreement.

12.2 Each party shall pay its own costs in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this agreement and of all the other documents referred to in it

13        COMMUNICATIONS
------------------------
13.1 All communications between the parties with respect to this agreement shall be in writing and delivered by hand or sent by pre-paid post, (first class if inland, airmail if overseas) or facsimile telecopier

          ("fax") to the address of the addressee as set out in clause 13.3, or
          ------
          to such other address or fax number in England as the addressee may from time to time have notified for the purposes of this clause.

13.2      Communications shall be deemed to have been received:-

13.2.1    if delivered by hand, on the day of delivery;

13.2.2 if sent by first class post, two business days after posting exclusive of the day of posting (or five business days in the case of a posting to an address outside the United Kingdom);

13.2.3 if sent by fax at the time of transmission or, if the time of transmission is not during the addressee's normal business hours, at
          9.30 a.m. on the next business day provided that notice is followed by service by hand or post;

13.3      Communications to:-

13.3.1 each of the Vendors and Mr Hallam, shall be sent to their respective addresses set out in this agreement;

13.3.2 the Purchaser shall be sent to the following address: Dollar Financial Group Inc., Daylesford Plaza, Suite 210, 1436 Lancaster Avenue, Benwyn, P.A. 19312, U.S.A. Fax No: 001 610 296 7844 Marked for the attention of: Donald Gayhardt

13.3.3 the Guarantor, shall be sent to the following address:-1436 Lancaster Avenue Suite, 210 Berwyn PA 19312 USA Fax No: 00 1 610 296 7844 Marked for the attention of: Don Gayhardt

13.4 Communications addressed to the Purchaser and the Guarantor shall, at the same time as they are sent to the relevant party be copied to Mr Geoffrey Walters at the Purchaser's Solicitors;

13.5      In proving service:-

13.5.1 by delivery by hand, it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

13.5.2 by post, it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause; and

13.5.3 by fax it shall be necessary only for the communication or a confirmatory letter to have been delivered by hand or sent by first class post on the same day but failure of the addressee to receive such confirmation shall not invalidate the relevant communication deemed given by fax.

14        PROPER LAW
--------------------
          This agreement shall be governed by English Law and the parties irrevocably submit to the exclusive jurisdiction of the English Courts.



SIGNED AS A DEED by    )
RACHEL HALLAM          )
in the presence of:-   )

SIGNED AS A DEED by    )
CHRISTOPHER GILLAM     )
in the presence of:-   )



SIGNED AS A DEED by    )
MARTIN JOYCE           )
in the presence of:-   )



SIGNED AS A DEED by    )
HENRY HALLAM           )
in the presence of:-   )



EXECUTED AS A DEED by  )
DFG ACQUISITION LIMITED)
acting by              )
                       )
                       )
                       )

Director:

Director/Secretary:







EXECUTED AS A DEED by  )
DOLLAR FINANCIAL       )
GROUP, INC             )
acting by              )
                       )
                       )
                       )

Director:

Director:

FIRST SCHEDULE
--------------
THE VENDORS
-----------

-----------------------------------------------------------------------------------------------------------------
Column 1                                   Column 2                    Column 3                  Column 4
--------                                  ---------                    --------                  ---------
-----------------------------------------------------------------------------------------------------------------
Name and address                     Number of Shares held        Proportion of the          Proportion of the
                                                                  Initial Consideration      Subsequent
                                                                  to be satisfied at         Consideration to be
                                                                  Completion by the issue    satisfied by the issue
                                                                  of the First Loan Notes    of Subsequent Loan
                                                                                             Notes

Rachel Hallam                        2,278 `A' ordinary shares    (Pounds)3,570,000          63.95%
Nuthall Lodge
29 Nottingham Road
Nottingham
NG16 1DH

Christopher Gillam                   1,139 `B' ordinary shares    (Pounds)1,225,000          18.025%
Whitewell Hall
Whitewell on the Hill
York
Y06 7JJ

Martin Joyce                         1,139 `B' ordinary shares    (Pounds)1,225,000          18.025%
Low Hall
Curly Hill
Middleton
Ilkley
LS29 0AQ
-----------------------------------------------------------------------------------------------------------------

SECOND SCHEDULE
---------------
THE COMPANY
-----------

Registered number:-    2685515

Date of Incorporation:-  7 February 1992

Incorporated under the Companies Act 1985


Registered Office:-    Adam House
                       Players Court
                       Players Street
                       Nottingham
                       NG7 5LZ



Authorised Capital:-  (Pounds)2,278 divided into 2,278 `A' ordinary shares of
                      50p each and 2.278 `B' ordinary shares of 50p each



Issued Capital:-  2,278 `A' ordinary shares of 50p each and 2.278 `B' ordinary shares of 50p each



Shareholders:-      Rachel Djadi-Hallam         2,278 `A' ordinary shares
                    Martin Andrew Joyce         1,139 `B' ordinary shares
                    Christopher James Gillam    1,139 `B' ordinary shares


Directors:-      Henry Hallam
                 Alan Stuart Pilkington-Bennett



Secretary:-      Rachel Djadi-Hallam


Accounting Reference Date:- 31 July



Subsisting Mortgages and Charges:-

Charge 1
--------
Instrument:        Mortgage Debenture in favour of National Westminster Bank plc

Date:              22 March 1995

Amount secured:    all monies due or to become due from the Company on any account whatsoever to the National Westminster Bank plc

Property charged:  specific equitable charge over all freehold and leasehold properties and/or the proceeds of sale thereof, fixed and floating charges over the undertaking and all property and assets present and future including goodwill, bookdebts and the benefits of any licences
Charge 2
--------
Instrument:        Fixed and floating charge in favour of Rachel Djadi-Hallam,
                   Christopher Gillam and Martin Joyce

Date:              7 March 1996

Amount Secured     all monies due pursuant to the 2001 loan note

Property charged:  Fixed and floating charges over the undertaking and all property and assets present and future including goodwill, bookdebts, uncalled capital buildings, fixtures, fixed plant and machinery.

THIRD SCHEDULE
--------------
THE PROPERTIES
--------------

1.      94 and 100 Corporation Street Priory Square Birmingham West Midlands B4 6SX.

2.      Ground Floor Unit 2 Commercial Union House Great Moor Street Bolton BL1 1NH.

3.      Ground Floor Shop 21 Nelson Street Bristol BS1 2LA.

4.      Ground Floor and Basement 99 St Mary Street Cardiff CF1 1NP.

5.      Ground and First Floor 8 Cross Cheaping Burgess House Coventry CV1 1HF.

6.      Ground Floor 84 Prospect Street and First Floors of 82 and 83 Prospect Street   Kingston Upon Hull Humberside.

7.      Ground Floor and Basement 23 Nelson Street Newcastle Upon Tyne and Wear NE1     5AN.

8.      Ground Floor Unit B1 Adam House Players Court Radford Nottingham NG7 5LZ.

9.      Ground Floor 38 Upper Parliament Street Nottingham NG1 2AG.

10.      Basement Ground Floor and First Floor 27 King Street Sheffield S3 8LF.

11.      Ground Floor 23-25 Hanover Buildings Southampton Hampshire S01 1JU.

12.      Basement Ground and First Floors 26 Fawcett Street and 4 5 and 6 Athenaeum Street
         Sunderland Tyne and Wear SR1 1RH.

FOURTH SCHEDULE
---------------
WARRANTIES
----------
Part 1
------
GENERAL
-------

1.1        The Vendors and Mr Hallam
           -------------------------
1.1.1 The Vendors are the beneficial and legal owners of the Shares as set out in the first schedule and are entitled to sell the Shares to the Purchaser free from all liens charges and encumbrances without the consent of any third party.

1.1.2 Each Warrantor warrants and represents in respect of himself or herself that:-

1.1.2.1 he or she has full power and authority to enter into this agreement and the other documents to be executed in connection with it, all of which constitute (or will when executed constitute) legal and valid binding obligations on them enforceable in accordance with their respective terms.

1.1.2.2 no bankruptcy order has been made in respect of himself or herself or a petition for such an order presented;

1.1.2.3 no application has been made in respect of himself or herself for an interim order under section 253 Insolvency Act 1986;

1.1.2.4 he or she is not able to pay any debt as that expression is defined in section 268 Insolvency Act 1986;

1.1.2.5 no person has been appointed by the court to prepare a report in respect of himself or herself under section 273 Insolvency Act 1986;

1.1.2.6 no interim receiver has been appointed of the property of himself or herself under section 286 Insolvency Act 1986.;

1.1.2.7    he or she has never been:-

1.1.2.7.1  disqualified from acting as a director of any company; or

1.1.2.7.2 prosecuted for any offence (other than an offence under the Road Traffic Acts for which a custodial sentence could not be imposed).

1.2        The Shares
           ----------
           The Shares constitute the whole of the issued and allotted share capital of the Company and are fully paid or credited as fully paid.

1.3        Accuracy of information
           -----------------------
           All replies given by any of the Warrantors or their agents to the Purchaser or its agents relating to the business, activities, affairs, or assets or liabilities of the Company in the replies made by the Vendors' Solicitors or the Vendors to the questionnaires sent by the Purchaser's Solicitors, the Purchaser or Ernst & Young in relation to the Company) in the course of the negotiations leading up to this agreement, copies of which are attached to the Disclosure Letter, was, when given, and is now true, complete and accurate and not misleading save that this warranty shall not extend the scope or ambit or breadth of any warranty or indemnity contained in this Agreement or give any additional warranty or warranty greater than the Warranties in respect of any matter document or thing the subject to the Warranties.

1.4        Accuracy of Disclosure Letter
           -----------------------------
           All statements of fact and information contained in and all documents annexed to the Disclosure Letter are true, complete and accurate and not misleading, all statements of opinion in the Disclosure Letter have been made after due and careful enquiry and are reasonably believed to be correct and nothing has been omitted from the Disclosure Letter which renders any of such statements incomplete, inaccurate or misleading save that this warranty shall not extend the scope or ambit or breadth of any warranty or indemnity contained in this Agreement or give any additional warranty or warranty greater than the Warranties in respect of any matter document or thing the subject to the Warranties.

Part 2
------
THE COMPANY
-----------
2.1        The Company
           -----------
2.1.1 The Company is a private company limited by shares incorporated in England and the information set out in the second schedule is correct.

2.1.2 The Company's sole business is that of First Party Cheque Cashing, and Third Party Cheque Cashing and (in its Nottingham store only) pawnbroking and it has never carried on any other business.

2.2       Subsidiaries etc
          ----------------
2.2.1 The Company does not have and never has had any subsidiaries or subsidiary undertakings and nor does the Company control or take part in the management of any other company or business organisation and it has never done so or agreed to do so.

2.2.2 The Company is not, never has been and has not agreed to become the registered holder or beneficial owner of any share or loan capital in any company.

2.3       Directors
          ---------
          The Company does not have any directors, shadow directors or alternate or associate directors other than the persons listed in the second schedule.

2.4       Trading names etc
          -----------------
          The Company uses (and during the past three years has used) no name other than its corporate name and the name Money Shop for any purpose.

2.5       Agents
          ------
2.5.1 No person is authorised to act as agent for the Company or to bind the Company otherwise than the directors of the Company acting as the Board and certain employees who have authority to enter into routine trading contracts in the normal course of their duties as specified in the Disclosure Letter.

2.5.2 There are no powers of attorney given by the Company which are in force.

2.6       Share capital
          -------------
2.6.1 Since the Balance Sheet Date, no share or convertible securities of the Company (or any rights or interests therein) have been created, allotted or issued or agreed to be created, allotted or issued.

2.6.2 There are no outstanding rights to call for the creation, allotment, issue, transfer or conversion at any time of any share or loan capital of the Company (or any rights or interests therein).

2.6.3 No shares in the capital of the Company have been issued and no transfer of shares in the capital of the Company has been registered otherwise than in accordance with the Articles of Association of the Company from time to time in force and all such transfers have been duly stamped.

2.7       First Party Cheque Cashing
          --------------------------
          The Disclosure Letter contains an accurate and detailed explanation of the procedures which the Company instructs its employees to follow in relation to First Party Cheque Cashing, together with

2.7.1 an explanation of the manner in which the Company carries on the business of First Party Cheque Cashing;

2.7.2 details of any advice (professional or otherwise) received on the drafting of the Company's standard terms of business in relation to First Party Cheque Cashing, together with an explanation of the reasons for the changes made from time to time;

2.7.3 details of the Company's policies applied to determine whether it will encash a First Party Cheque, including the creditworthiness and suitability of a prospective customer and for enquiries made of the customer;

2.7.4 details of the procedures and documents which the Company follows and produces in order to comply with the requirements of the Consumer Credit Act 1974 in relation to its business of First Party Cheque Cashing;

2.7.5 copies of all correspondence, notices or other documents sent between the Company and the Office of Fair Trading at any time in relation to the Company's business of First Party Cheque Cashing;

2.7.6 details of all infringements of the Consumer Credit Act 1974 committed by the Company in relation to its business of First Party Cheque Cashing which have at any time been alleged by or on behalf of the Office of Fair Trading, any customer of the Company or any other person; and

2.7.7 details of all prosecutions or notices of intended prosecutions of the Company which have occurred or been issued at any time in relation to any real or alleged infringement of the Consumer Credit Act 1974 which may have been committed by the Company in relation to its business of First Party Cheque Cashing.

2.8       Cheque Cashing
          --------------
          The Disclosure Letter contains an accurate and detailed explanation of the procedures which the Company instructs its employees to follow in relation to Third Party Cheque Cashing, together with:-

2.8.1 an explanation of the manner in which the Company carries on the business of Third Party Cheque Cashing;

2.8.2 details of any advice (professional or otherwise) received on the drafting of the Company's standard terms of business in relation to Third Party Cheque Cashing together with an explanation of the reasons for the changes made from time to time;

2.8.3 details of any refusals by the Company's bankers to collect Third Party Cheques encashed by the Company, together with an explanation in each case of why the refusal was made and the ultimate resolution or outcome of the matter;

2.8.4 details of any challenge to the Company's ability to collect payment on Third Party Cheques, by any person, including the drawer of the cheque, the payee, the paying bank and the collecting bank (other than an inability to collect by reason of lack of funds in the relevant account);

2.8.5 details of all legal proceedings in which the Company has ever been involved in relation to the encashment of Third Party Cheques; and

2.8.6 details of the Company's policies applied to determine whether it will encash a Third Party Cheque including the credit worthiness and suitability of a prospective customer and/or enquiries made of the drawer of the cheque and others.

2.9       Consumer Credit Act 1974
          ------------------------
          The Company has complied with all requirements of the Consumer Credit Act 1974 and in particular:-

2.9.1 has a valid and subsisting licence under that Act for all purposes for which a licence is required in relation to any business carried on by the Company whether in relation to First Party Cheque Cashing Third Party Cheque Cashing, pawnbroking or otherwise;

2.9.2     has complied with the terms of such licence(s); and

2.9.3 all agreements made by the Company and all procedures followed by the Company in the course of any business which it carries on and which are in any way regulated by that Act, strictly comply with all the relevant requirements of that Act; and

2.9.4 the Company has never received any notice, letter or complaint alleging a breach by it of the provisions of that Act and has no reason to believe that circumstances exist which is likely to give rise to such notice letter or complaint.

2.10      Statutory and other regulations
          -------------------------------
2.10.1 The Company has at all times carried on business and conducted its affairs in all respects in accordance with its Memorandum and Articles of Association for the time being in force.

2.10.2 All licences, authorisations, orders, grants, consents, permissions and approvals necessary to the proper carrying on of the business of the Company have been obtained and:-

2.10.2.1  the Company is not in breach of any of their terms or conditions; and

2.10.2.2 so far as the Warrantors are aware there are no circumstances which indicate that any of them is likely to be revoked or not renewed, in whole or in part, whether or not in the ordinary course of events.

2.10.3 Neither the Company nor any of its officers is in breach of or has failed to comply in full with any statutory or municipal rules, regulations and provisions applying to or affecting the business or activities of the Company which has had a material adverse effect on the Company.

2.10.4 All documents required by the Companies Act or any other legislation to be filed with the Registrar of Companies in respect of the Company have been duly filed and were correct and due compliance has been made with all other legal requirements in connection with the formation of the Company and all issues and allotments of shares, debentures and other securities.

2.10.5 So far as the Warrantors are aware there are no investigations or enquiries (pending, threatened or in existence) by or on behalf of any governmental or other body in respect of the affairs of the Company or the Warrantors.

2.11      Data Protection Act
          -------------------
          The Company has complied with all requirements of the Data Protection Act 1984 and in particular:-
2.11.1 has registered as a data user under that Act for all purposes for which registration is required by the business as carried on by the Company;

2.11.2    has complied with the data protection principles; and

2.11.3 the Company has not received any notice letter or complaint alleging a breach by it of the provisions of that Act and has no reason to believe that circumstances exist which may give rise to such a notice letter or complaint.

2.12      Statutory books and Memoranda and Articles of Association
          ---------------------------------------------------------
2.12.1 The Register of Members and other books required by the Companies Act to be kept by the Company contain an accurate and complete record of the matters with which they should deal and there has been no notice of any proceedings to correct or rectify any such books.

2.12.2 The copy of the Memorandum and Articles of Association of the Company attached to the Disclosure Letter is complete and accurate in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement as is referred to in section 380 of the Companies Act.

2.13      Resolutions
          -----------

          No resolutions of any kind of the Company or any class of its members (other than those relating to business at an Annual General Meeting which is not special business) have ever been passed.

2.14      Insolvency
          ----------
2.14.1 The Company has never been a party to any transaction to which the provisions of sections 238 to 246 (inclusive) of the Insolvency Act 1986 may be applicable.

2.14.2 No order has been made or petition presented or resolution passed for the winding up or administration of the Company, no receiver or administrator or administrative receiver has been appointed or could lawfully be appointed by any person of the Company's business or assets or any part thereof, the Company is not insolvent and has not stopped payment and is not unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) and the Company is capable of meeting its liabilities as and when they fall due and for the foreseeable future.

2.15      Purchase of shares
          ------------------

2.15.1 No person is entitled to receive from the Company any fees, brokerages or other commissions in connection with the purchase or sale of shares in the Company.

2.15.2 The Company has not at any time acted in breach of section 151 of the Companies Act and nor has it ever given financial assistance in connection with the acquisition of its own or any holding company's shares in accordance with the provisions of section 155 of the Companies Act.

2.15.3 The Company has never reduced, purchased or redeemed its share capital or agreed to do so.

2.16      Registration of charges
          -----------------------
          All charges in favour of the Company have (if appropriate) been registered in accordance with the Companies Act.

2.17      Possession of documents
          -----------------------

          All title deeds relating to the assets of the Company and an executed copy of all agreements to which Company is a party and the original copies of all other documents which are owned by, or which ought to be in the possession of, the Company are in its possession.

2.18      Seal
          ----
          The Company has a common seal.

2.19      Financial Services Act
          ----------------------
          The Company does not carry on or purport to carry on in the United Kingdom any investment business within the meaning of the Financial Services Act 1986.

2.20      Money Laundering
          ----------------
          The Company has since 1 April 1994 complied with all of the provisions of the Money Laundering Regulations 1993.

Part 3
------

THE ACCOUNTS
------------
3.1       The Accounts
          ------------
          The Accounts:-

3.1.1     have been prepared in accordance with the historical cost convention;

3.1.2 comply with the requirements of the Companies Act, all other relevant statutes relating to audited accounts, and all applicable current accounting standards and other generally accepted accounting and auditing principles or practices applicable to a United Kingdom company;

3.1.3 have been prepared on the same bases and policies of accounting as the published statutory accounts of the Company for the preceding three accounting reference periods (and in particular there has been no change in any practice or policy or in any methods or bases of valuation or any accountancy treatment relating to the keeping of any such accounts);

3.1.4 give a true and fair view of the state of affairs of the Company at the Balance Sheet Date;

3.1.5 properly disclose all the assets of the Company as at the Balance Sheet Date;

3.1.6 contain appropriate provision or reserves or appropriate notes in respect of all liabilities (whether actual or contingent, quantified or disputed) of the Company as at the Balance Sheet Date;

3.1.7 contain full provision or reserves for Taxation assessed or liable to be assessed on the Company or for which it is or may become liable up to the Balance Sheet Date and any liability to pay Taxation which has been deferred for any reason;

3.1.8 contain proper provision for depreciation and for any obsolescence of assets (all rates of depreciation being consistent over the three financial years preceding the Balance Sheet Date) and the policy of depreciation has been applied in accordance with SSAP 12;

3.1.9 properly and fairly disclose all capital and leasing commitments of the Company in excess of (Pounds)1,000 per annum; and

3.1.10 are not affected by any extraordinary, exceptional or non-recurring items.

3.2       Past accounts
          -------------

          The published statutory accounts of the Company for the three accounting reference periods preceding the period to which the Accounts relate give a true and fair view of the affairs of the Company as at the dates to which they are drawn.

3.3       Book Debts shown in the Accounts
          --------------------------------

          The debts (excluding amounts due on cheques encashed) shown in the Accounts (less the amount of any provision or reserve calculated on the same basis as that applied in the published statutory accounts of the Company for the preceding three accounting reference periods) were good and collectable in full in the ordinary and normal course of business and have realised the net amount thereof and none of those debts:-

3.3.1 was at the Balance Sheet Date subject to any counter-claim or set off (except to the extent of any such provision or reserve) or overdue by more than eight weeks; or

3.3.2 has subsequently been released on terms that any debtor pays less than the full book value of his debt or has been written off or has proved to any extent irrecoverable or is now regarded as irrecoverable (in whole or in part).

3.4       Accounting records
          ------------------

          All accounts, books, ledgers, financial and other accounting and financial records of whatsoever kind of the Company are in the possession of the Company have been kept and completed in accordance with statutory requirements, show and explain all transactions entered into by the Company and disclose with reasonable accuracy the current financial and contractual position of the Company and contain a record of its assets and liabilities.

3.5       Management Accounts
          -------------------

          The Management Accounts of the Company, copies of which are annexed as appendix B to this agreement have been prepared by the Company with due care and attention in accordance with the same accounting policies as the Accounts, and show a reasonably fair view of the state of affairs and profit or loss of the Company as at and for the period in respect of which they have been prepared and are not affected by any extraordinary, exceptional or non-recurring item but it is hereby acknowledged that they are not prepared on a statutory basis have not been audited and do not address taxation in any form nor do they address disposals of a capital nature.
Part 4
------

THE PROPERTIES
--------------
4.1       General Matters
          ---------------
4.1.1 The Properties comprise all the freehold and leasehold land premises owned occupied or otherwise used by the Company.

4.1.2 All the rights and easements contained in the title deeds to the Properties attached to the replies to the acquisition questionnaire received from the Purchaser's Solicitors ("the Deeds") vested in the
                                                    -----------
          Company relating to any of the Properties at the date of this agreement remain valid and exercisable by the Company on the basis set out in the Deeds.

4.1.3 The Company has not held premises whether under an agreement licence or lease (as tenant as licensee) or given any form of guarantee or indemnity in relation to such premises (other than the Properties) which gives rise to a contingent liability or where a claim is currently pending or being pursued whether in relation to rent repairs dilapidations or otherwise.

4.2       Title
          -----

4.2.1 The originals of the Deeds shall if required be produced to the Purchasers' Solicitors for inspection and all such documents are in the possession or under the control of the Company.

4.2.2 The Properties and the Deeds are free and clear of all claims charges (including floating charges) mortgages, liens, encumbrances and other such security interests and third party rights and there is no agreement to create any such security interests or third party rights.

4.2.3 No outstanding complaint alleging breach or non-observance has been received in respect of the Properties.

4.2.4 Save for any which may affect the freehold title the Properties are not subject to any unusual or onerous exceptions reservations rights easements quasi easements provisions obligations or overriding interests.

4.2.5 There are no disputes concerning boundaries easements covenants or other matters relating to the Properties or their use and occupation so far as the Warrantors are actually aware or would be aware if they had made proper enquiries of the shop managers at the respective Properties and (so far as aforesaid) there is no pending or anticipated disputes, actions, claims or demands in respect of the Properties.

4.3       Occupation
          ----------
          The Company has exclusive possession use and occupation of the Properties.

4.4       Local Authority and Planning Matters
          ------------------------------------

4.4.1 There is no local land charge, land charge caution restriction inhibition or notice registered in respect of the Properties and so far as the Warrantors are actually aware or would be aware if they had made proper enquiries of the shop managers at the respective Properties no matter exists which is capable of such registration whether registered or not and the Warrantors are not aware of any proposal for any such matter.

4.4.2 There are no outgoings affecting the Properties which are of an unusual or onerous nature.

4.4.3 No notice of any breach of the Planning Acts (in this agreement the expression "the Planning Acts" mean the Town & Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and all statutes referred to therein to the extent that they remain in force and all statutes regulations and orders included by clause 1.2.2 of this agreement) in respect of the Properties has been received by the Company.

4.4.4 No application for planning permission or for any consent approval or determination under the Planning Acts in respect of the Properties is awaiting determination.

4.4.5 In the case of all buildings on the Properties which are subject to any enactment regulation or order relating to protection against or means of escape from fire the Company has not received notice that it has not complied with any requirements of any such enactment regulation or order and of any notices served under them to the satisfaction of the Fire Officer District Surveyor or other appropriate officer and so far as the Warrantors are actually aware or would be aware if they had made proper enquiries of the shop managers at the respective Properties no order prohibiting any occupation or use of any of the Properties has been made or proposed.

4.4.6 So far as the Warrantors are actually aware or would be aware if they had made proper enquiries of the shop managers at the respective Properties the Properties (and where appropriate all access to or egress from the Properties) are not affected by any outstanding notices orders or publicly advertised proposals given or issued by or to any local or other authority and are not currently affect by

          (i)    any closing demolition or clearance order
          (ii) any enforcement or stock or listed building or preservation or dangerous structure notice
          (iii)  any proposal for compulsory acquisition or requisition

4.4.7 Access to the Properties for pedestrians is directly from a public highway adopted by the relevant local authority and maintained by it at the public expense.

4.4.8 The Warrantors have not received any independent charge for the maintenance of the drains and sewers serving the Properties save as may be covered by the relevant service charge and save as may be included in any water rates or drainage rates charge.

4.4.9 There is no anticipated expenditure by the Company in relation to the Properties which would be required in order that the Properties should comply with statute or any order or direction of a statutory or local authority.

4.4.10 The Warrantors are not actually aware (nor would they be aware if they had made proper enquiries of the shop managers) that compliance is not being made or has not at all times been made with all applicable statutory and bye-law requirements and with all notices served under them with respect to the Properties or their use and in particular (but without limitation) with all applicable requirements as to fire precautions and the means of escape in the case of fire and with the Public Health Acts the Housing Acts the Highways Acts and the Office Shops & Railways Premises Acts 1963 the Factories Acts the London Building Acts the Health & Safety at Work etc. Act the Control of Pollution Act 1971 and the Environmental Protection Act 1990.

4.5       Lease Matters
          -------------

4.5.1 The Properties are not subject to any options or rights of pre-emption and where there are break clauses in the leases they have not been exercised by either party.

4.5.2 There are no arrears of rent rates service charge insurance premiums interest or other payments relating to the Properties.

4.5.3 There are no circumstances which would entitle or require the landlord or any other person to exercise any power of entry upon or of taking possession of the whole or any part of the Properties or which would otherwise terminate the continued possession or occupation of the Properties.

4.6       Enquiries
          ---------
          So far as the Warrantors are actually aware or would be aware if they had made proper enquiries of the shop managers at the respective Properties the replies given to the preliminary enquiries raised by the Purchasers Solicitors of the Vendors Solicitors are accurate and are not misleading.

4.7       State of the Properties
          -----------------------

4.7.1 The Properties are connected to mains electricity and water supplies and are served by drains and sewers and the Warrantors believe that those services are connected into the adopted services and maintained by the relevant authority or where any of the Properties are part only of a building that building is so directly connected and the Warrantors know of no problems with regard to those services.

4.7.2 The Properties are in good repair and condition (fair wear and tear excepted).

4.8       Insurance
          ---------
          So far as the Warrantors are actually aware or would be aware if they had made proper enquiries of the shop managers at the respective Properties no circumstances have arisen which would make any insurance policies relating to the Properties void or voidable or which might result in an increased rate of premium.

Part 5
------

FIXED AND CURRENT ASSETS
------------------------
5.1       Ownership of assets
          -------------------
          The Company is the sole owner with good and marketable title free from all liens, charges, encumbrances, options or adverse claims (including any hiring, licensing or rental agreements or reservations of title) of all the assets included in the Accounts or acquired after the Balance Sheet Date which it owns or reputedly owns (subject to sales of current assets in the ordinary and normal course of its trading) or which are now in its possession or under its control or which it uses in its business and the Company has not agreed to create or grant any lien, charge, option or other encumbrance over such assets.

5.2       Assets used in the business
          ---------------------------
          The assets owned by the Company together with any assets held under any hire or hire purchase rental or leasing agreement (the material details of which are contained in the Disclosure Letter) comprise all the assets necessary for the continuation of the Company's business as now carried on.

5.3       Equipment
          ---------

5.3.1 The equipment and vehicles owned by or used in connection with the business of the Company ("Equipment") (assuming the business of the
                                   -----------
          Company continues to be carried on as it is carried on at Completion):-

5.3.1.1 are all in a good and safe state of repair and condition and none of it is in need of renewal or replacement other than on the basis set out in the Disclosure Letter;

5.3.1.2   are not to any extent surplus to requirements;

5.3.1.3 are in the possession and (save for those items the subject of the hire, hire purchase, rental or leasing agreements listed in the Disclosure Letter) control of the Company; and

5.3.1.4 are all capable, and so far as the Warrantors are actually aware without making enquiry (subject to normal wear and tear) will remain capable, throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Company (in accordance with the normal recognised accountancy principles consistently applied prior to the date hereof) of doing the work for which they were designed or purchased.

5.3.3.1 Maintenance contracts are in full force and effect in respect of all Equipment which is of a kind which is normal or prudent to have maintained by independent or specialist contractors.

5.3.3.2 The Equipment has been regularly maintained to a good technical standard including compliance with all appropriate safety regulations and manufacturers instructions.

5.3.3.3 The Company did not suffer any material failures or breakdowns in the Equipment during the year preceding the date of this agreement.

5.4       Computer equipment and software
          -------------------------------

5.4.1 The Company has in force maintenance contracts for all items of computer hardware (including operating systems) and software support contracts for all items of software which it uses and there is no reason to believe that these maintenance and support contracts will not be renewed by the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

5.4.2 The Company did not suffer any failures or breakdowns of or bugs in the computer hardware or software which it now uses during the year preceding the date of this agreement.

5.4.3 The Company has operated and used all items of computer hardware used by it in accordance with the manufacturers recommendations including (without limitation) any recommendations as to environmental conditions and power supply.

5.4.4 The computer software (including programs and data held on silicon chips disks and any other media, manuals and operator guides) known as "Sheriff" and all Intellectual Property Rights in such software is owned by the Company.

5.4.5 All other computer software (including programs and data held on silicon chips disks and any other media, manuals and operator guides) used by the Company is either owned by the Company or held by it on licence the terms of which have been disclosed in the Disclosure Letter.

5.4.6 So far as the Warrantors are aware the Company owns and has access to all documents and information (including source codes and all working papers relating to such source codes) which might be reasonably required to enable the Company to adapt modify or improve all computer software used by the Company economically and has the right to make such adaptations modifications or improvements without the consent of any third party.

5.5       Integrity of computer systems
          -----------------------------

5.5.1 The Company has taken proper precautions to preserve the availability confidentiality and integrity of its computer systems and has had such systems reviewed on a regular basis by independent experts in the field.

5.5.2 All computer software (including all programs and data in such software) used by the Company is reliable and readable. All media on which such software is stored are in good readable condition and contain no programs or data which are either intended to or which may have the effect of modifying, deleting or otherwise impairing such software (or any of the programs or data in such software) or any other programs or data which are either intended to or which may have the effect of impairing any computer hardware.

5.5.3 The Warrantors are not aware of any case where unauthorised access to the Company's computer systems has taken place, or where any of the software or data in those computer systems has been modified without the Company's express authority or where fraud has been committed against the Company by use or abuse of its computer systems whether alone or in conjunction with any third party.

5.5.4 The Company's computer systems are fully "millennium compliant" and will not cease to be so prior to, during or after the year 2000. For the purposes of this warranty, "millennium compliant" means that neither performance nor functionality is or will be affected by dates prior to, during or after the year 2000 in particular (but without limitation):-

5.5.4.1 no value for current date causes or will cause any interruption in operation;

5.5.4.2 date-based functionality behaves and will behave consistently for dates prior to, during and after the year 2000;

5.5.4.3 in all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

5.5.4.4   the year 2000 is and will be recognised as a leap year.

5.6       Leased Assets
          -------------
          No circumstance has arisen or is likely to arise in relation to any asset held by the Company, under a lease or similar agreement, whereby the rental payable has been, or is likely to be, increased and, in particular, all such assets have at all relevant times been used for a qualifying purpose for the purposes of sections 39, 40 and 42 Capital Allowances Act 1990.

5.8       Book debts
          ----------

5.8.1 None of the debts which are due to the Company at the date of this agreement and which shall have arisen after the Balance Sheet Date are now or have at any time been overdue by more than 8 weeks nor have any of those debts been written off or proved to be irrecoverable to any extent.

5.8.2 Save for amounts due in respect of First Party Cheques or Third Party Cheques which have been encashed by the Company the full amount of all debts which shall be owing to the Company at Completion (whenever arising) will be recovered in full free of any counter-claim or set off (less the amount of any provision or reserve which has been calculated on the same basis as that applied in the Accounts or disclosed in the Disclosure Letter) in the ordinary and normal course of business and in any event not later than 12 weeks after Completion.

5.8.3 Since the Balance Sheet Date no other obligations due to the Company have been written off or written down or have proved to be irrecoverable in whole or in part or are now regarded as irrecoverable nor has there been any agreement for the release of any person under any liability to the Company.

Part 6
------

INTELLECTUAL PROPERTY
---------------------
6.1       Definition
          ----------
          In this Part 6 "Intellectual Property Rights" includes patents, trade
                          ------------------------------
          marks, service marks, registered designs, design rights, copyrights, business names, know-how, confidential information, and any other similar protected rights in any country together with pending applications for the registration or recording of such right

6.2       Intellectual Property Rights
          ----------------------------
          The Company does not own or otherwise have any interest in or licence of any Intellectual Property Rights which is material to the business of the Company (other than the computer software referred to in warranty 5.4.4).

6.3       No Infringements
          ----------------
          The business of the Company as now carried on does not (and so far as the Warrantors are aware is not likely to) infringe any Intellectual Property Rights of any person.

6.4       No requirements
          ---------------
          The Company does not need to use any Intellectual Property Rights of any other person in order to carry on its business in its present form.

6.5       Trademark Application
          ---------------------
          The Company has not received notice or correspondence from any third party opposing, rejecting or challenging in any way the Company's application to register "the Money Shop" as a trade mark under class 36.

Part 7
------
FINANCIAL POSITION AND PROSPECTS
--------------------------------
7.1       Events since the Balance Sheet Date
          -----------------------------------
          Since the Balance Sheet Date:-

7.1.1 there has been no adverse change in the financial or trading position of the Company;

7.1.2 the business of the Company has been carried on in the ordinary and normal course, without any interruption and without any alteration in its nature, conduct, scale, scope or manner and no unusual or abnormal contract differing from the ordinary contracts necessitated by the nature of its business has been entered into by the Company;

7.1.3 save as disclosed in the Disclosure Letter no asset with a value in excess of (Pounds)5,000 or assets of whatever individual value having an aggregate value in excess of (Pounds)25,000 has been acquired or disposed of or has been agreed to be acquired or disposed of (save for assets acquired or disposed of in the ordinary and normal course of business on arm's length terms) and no contract involving expenditure with a value in excess of (Pounds)5,000 or contracts of whatever individual value having an aggregate value in excess of (Pounds)25,000 by it on capital account has been entered into by the Company;

7.1.4 the Company has not paid or become liable to pay any management, service or other such charges to the Warrantors or to any of their Associates) other than in respect of goods and services supplied in the ordinary and normal course of business on commercial terms;

7.1.5 the Company has neither disbursed nor received any cash except in the ordinary and normal course of its business and all amounts received by or on behalf of the Company have been deposited with its bankers and appear in the appropriate books of account;

7.1.6 the Company has not declared, paid or made any dividends or other distributions within the meaning of the Taxes Act save for the Pre-Sale Dividend;

7.1.7 the Company has not made any loans or incurred any borrowings except in either case in the ordinary and normal course of its business; and

7.1.8 the accounting reference period of the Company has not ended or been extended.

7.2       Net assets and turnover
          -----------------------
          An audited balance sheet of the Company as at Completion and an audited profit and loss account of the Company for the period from the Balance Sheet Date up to Completion prepared on the same basis as the Accounts would show that the net tangible assets of the Company (after taking account of the profit or loss for the period since the Balance Sheet Date and making an appropriate adjustment for the Pre-Sale Dividend) would not be less than the net tangible assets shown in the Accounts and that the respective levels of turnover (both by value and by volume) and the gross and net profit margins were not less than 95% of those margins during the corresponding period in the preceding year.

7.3       Amounts due to creditors
          ------------------------
          The amounts now due by the Company to its creditors do not exceed (Pounds)1,360,000.

7.4       Bank and other borrowings
          -------------------------
7.4.1 Full details of all limits on the Company's bank overdraft and other borrowing facilities together with true, complete and accurate copies of all letters of credit, guarantees and other financial instruments issued on behalf of or for the benefit of the Company and which remain in force are contained in the Disclosure Letter.

7.4.2 The total amount borrowed by the Company does not exceed any limitation on its borrowing contained in its Memorandum or Articles of Association or in any other document which it is a party and the amount borrowed from its bankers does not exceed its overdraft facilities (if any).

7.4.3 No overdraft or other financial facilities of the Company are dependent upon a guarantee of, or a security provided by, the Vendors or any third party.

7.4.4 The Company does not have outstanding and has not agreed to create or issue any loan capital; nor has it factored or discounted any of its debts (or agreed to do so), or been engaged in financing of a type which would not require to be shown or reflected in the Accounts; or borrowed any money which it has not repaid (save for borrowings not exceeding the amounts shown in the Accounts).

7.4.5 The Company has not since the Balance Sheet Date, repaid, or become liable to repay, any loan or indebtedness in advance of its stated maturity.

7.4.6 No event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment of any indebtedness of the Company prior to its normal maturity date.

7.5 The market value of the assets distributed to Rachel Djadi-Hallam by way of a dividend in specie immediately prior to this agreement did not exceed the amount of the dividend, namely (Pounds)750,000.

Part 8
------
TAXATION
--------

8.1       Definitions
          -----------
          In this Part 8:
          "ACT" means advance corporation tax;
          -----
          "CAA" means the Capital Allowances Act 1990;
          -----
          "IHTA" means the Inheritance Tax Act 1984;
          ------
          "TCGA" means the Taxation of Chargeable Gains Act 1992;
          ------
          "TMA" means the Taxes Management Act 1970;
          -----
          "VAT" means value added tax;
          -----
          "VATA" means the Value Added Tax Act 1994.
          ------

8.2       General
          -------

8.2.1 All returns, amended returns, computations and payments which should be or should have been made by the Company for any fiscal purpose have been prepared on a proper basis and submitted within the prescribed time limits and are up to date and are correct in all material respects and none of them is now the subject or so far as the Warrantors are aware likely to be the subject of any dispute with the Inland Revenue or HM Customs and Excise or other authority concerned and so far as the Warrantors are aware will not give rise to any disallowance of relief, forfeiture, loss of allowance or credit, assessment, adjustment or set off (including any claim for interest on unpaid Taxation) by the Revenue.

8.2.2 All particulars furnished to the Revenue in connection with the application for any consent or clearance on behalf of the Company accurately disclosed all facts and circumstances material to the decision of the Revenue, any such consent or clearance is valid and effective and any such transaction for which such consent or clearance has previously been obtained has been carried into effect only in accordance with the terms of the relevant application and consent for clearance.

8.2.3 The Company is not the subject of a back duty investigation or in-depth enquiry by any fiscal authority and the Warrantors are not aware of any facts which may give rise to the same.

8.2.4 All income tax under the PAYE system and payments due in respect of employees' contributions to national insurance and graduated state pension have been properly deducted by the Company and (together with any employer's contribution) have been fully and correctly paid to the appropriate authority and proper records thereof have been maintained to the extent required by the relevant Taxation legislation.

8.2.5 All Taxation required to be deducted from any payments made by the Company which it is obliged or entitled to make has been deducted and accounted in full to the appropriate authority.

8.2.6 The Company has never been requested to furnish information pursuant to notices served under section 778 Taxes Act.

8.2.7 The Company is not and has at no time been an investment company, a close investment company or an investment trust company for Taxation purposes.

8.2.8 The Company has not since the Balance Sheet Date taken any action which has had, or might have, the result of altering or prejudicing any written agreement which it has previously negotiated with the Revenue.

8.2.9 The Taxation computations for all accounting periods of the Company ended on or before 31st July 1997 have been agreed with the Revenue.

8.2.10 The Company is and has always been resident only in the United Kingdom for Taxation purposes and has never carried on any trade, business or other activities outside the United Kingdom.

8.3       Taxable profits
          ---------------
8.3.1 The Company has not directly or indirectly paid any remuneration, emoluments or compensation for loss of office or made any gratuitous payment or transferred any assets to any of its present or former directors or employees, the cost of which will not be deductible for Taxation purposes.

8.3.2 The Company has not made and is under no obligation pursuant to which it is or will become liable to make any payment of interest, annuity or other annual payment such as may be disallowed as a deduction as a set-off or as a charge on income or otherwise be unrelieved for corporation tax purposes whether by virtue of section 125 or section 787 Taxes Act or otherwise.

8.3.3 Within the period of three years ending with the date hereof there have been no events or circumstances such that sections 343 or 768 Taxes Act have been or could be applied.

8.4       Capital Assets
          --------------

8.4.1 Save as provided for in the Accounts the values attributed to each of the assets of the Company as at the Balance Sheet Date is such that on any disposal of any of those assets which is treated for Taxation purposes as being for a consideration equal to such value (ignoring any reliefs and allowances available to the Company other than amounts falling to be deducted under section 38 TCGA) no chargeable gain or allowable loss would arise.

8.4.2 Since the Balance Sheet Date no asset has been acquired otherwise than by way of a bargain made at arm's length and for a consideration equal to its market value.

8.4.3 The Company has not been a party to or involved in any transaction within section 29 TCGA.

8.4.4 Since the Balance Sheet Date the Company has not been a party to a transaction falling within section 17 TCGA.

8.4.5 The Company will not be subject to corporation tax on the disposal of any debt owing to the Company other than debts arising in the course of the Company's trade which consists of and includes the lending of money and provision of credit.

8.4.6 The Company does not own and has not owned and has never issued any relevant discounted securities or qualifying corporate bonds (as defined in Schedule 13 Finance Act 1996 or section 117 TCGA respectively).

8.4.7 The Company has sufficient information contained in its records to calculate any chargeable gain or allowable loss which may arise as the result of the disposal of assets owned by the Company at the Balance Sheet Date.

8.5       Capital Allowances
          ------------------

8.5.1 The book value of each of the assets of the Company in or adopted for the purposes of the Accounts on which capital allowances are calculated separately does not exceed the written down value of such asset for the purposes of the CAA and the aggregate book value of plant and machinery for which capital allowances have been claimed under Part II of that Act does not exceed the written down value of the qualifying expenditure under that Act at the Balance Sheet Date.

8.5.2 No capital expenditure has been incurred which is subject to the provisions of section 75 CAA.

8.5.3 No elections have been made by the Company pursuant to section 59B or 59C CAA.

8.6       Group arrangements
          ------------------
          The Company has never been a member of any group of companies for any Taxation purpose.

8.7       Distributions and Advance Corporation Tax
          -----------------------------------------

8.7.1 The Company has not since the Balance Sheet Date done anything which could be treated as a distribution for the purposes of sections 209 or 210 Taxes Act other than declaring and paying dividends in the ordinary course of business, details of which are set out in the Disclosure Letter.

8.7.2 Within the last 3 years of the date hereof, no event or series of events has occurred which might cause the disallowance of the carry forward of losses or excess charges or such that any of sections 245 or 245A or 245B Taxes Act have applied or could apply.

8.7.3 The Company has not issued any share capital to which the provisions of section 249 Taxes Act or section 142 TCGA could apply nor does it own any such share capital nor granted options or rights to any person which entitles that person to require the issue of any share capital.

8.7.4 The Company will be entitled in respect of any qualifying distribution made by it to a full set off of its corresponding payment of ACT under section 239(1) Taxes Act or in so far as there is no set off under section 239(1) or in so far as any set off is restricted under section 239(3).

8.7.5 The Company has not received a capital distribution to which the provisions of section 189 TCGA could apply.

8.7.6 The Company has not made or received any distribution which is an exempt distribution within sections 213 to 218(1) (inclusive) Taxes Act.

8.8       Stamp Duty
          ----------

8.8.1 All instruments (other than those which have ceased to have a legal effect) executed by the Company (and which are or were subject to stamp duty) have been duly stamped.

8.8.2     The Company has no liability to stamp duty reserve tax.

8.9       Anti-Avoidance
          --------------

8.9.1 The Company has not entered into or been a party to any pre-ordained series of transactions, composite transactions or any other schemes or arrangements into which steps were inserted which served no purpose other than the saving of Taxation.

8.9.2 The Company has not been party to any other transaction or arrangement of any nature which has, or so far as the Warrantors are aware, could give rise to a charge to Taxation under Part XVII Taxes Act.

8.10      Close Company
          -------------

8.10.1    The Company is a close company for Taxation purposes.

8.10.2 The Company has no loan outstanding to which the provisions of sections 419 and 420 Taxes Act would apply.

8.10.3 The Company has not held and does not hold shares in a company not being another member of a group of companies (including the Company) as defined in section 170 TCGA which has made any such transfer as was referred to in section 125 TCGA.

8.10.4 The Company is not liable to be assessed to inheritance tax by virtue of section 202 IHTA.

8.10.5 There is no unsatisfied liability to inheritance tax attached or attributable to the shares in or to any assets of the Company such that they are subject to an Inland Revenue charge as mentioned in section 237 and 238 IHTA.

8.10.6 The Company is not entitled to any interest in possession in settled property.

8.10.7 No person has or may acquire the power to raise an amount of inheritance tax by sale or mortgage of or by a terminal charge on any of the shares of the Company as mentioned in section 212 IHTA.

8.10.8    The Company has not made any transfers of value within section 94
          IHTA.

8.11      Events since the Balance Sheet Date
          -----------------------------------
          Since the Balance Sheet Date:-

8.11.1 the Company has not disposed of any asset or made any supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply is less than the consideration which could be deemed to have been received for the purposes of Taxation;

8.11.2 no event has occurred which gives rise to a liability to Taxation to the Company on deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a liability to Taxation directly or primarily chargeable against or attributable to another person, firm or company;

8.11.3 the Company has not surrendered or claimed any ACT under Chapter V Taxes Act or any losses by way of group relief under the Taxes Act;

8.11.4 the Company has not paid any remuneration (including emoluments as defined by section 131 and sections 153-168 Taxes Act) to any officer, director or employee or to any member of his family or household in excess of such amount as will be deductible in computing the taxable profits of the Company;

8.11.5 no payment of an income or revenue nature in excess of (Pounds)5,000 has been made by the Company which will not be deductible for the purposes of corporation tax (or any corresponding tax on profits in any relevant foreign jurisdiction), either in computing the profits of the Company or in computing the corporation tax or corresponding tax chargeable on it; and

8.11.6 no accounting period (as defined in section 12 Taxes Act) of the Company has ended as referred to in section 12(3) of that Act.

8.12      Value Added Tax
          ---------------
          The Company is not and has never been registered for VAT nor has it ever been required to be so registered.

8.13      Employee share schemes
          ----------------------

8.13.1 The Company does not operate any share schemes (including those approved by the Inland Revenue and unapproved schemes, whether under Chapter II Part III Finance Act 1988 or otherwise) for the benefit of its employees.

8.13.2    The Company does not operate any profit related pay scheme.

8.14      Secondary liability
          -------------------

          So far as the Warrantors are aware no transaction or event has occurred in consequence of which the Company is or may be held liable for any Taxation or deprived of reliefs or allowances otherwise available to it or may be otherwise held liable for any Taxation for which some other company or person was primarily liable.

8.15      Payments equivalent to tax
          --------------------------

8.15.1 The Company has not in the previous six years entered into any indemnity, guarantee or covenant under which the Company has agreed or can be procured to meet or pay a sum equivalent to or by reference to another person's liability to Taxation.

8.15.2 The Company is not liable to make a payment to any person as a result of the discharge by that person of any liability of the Company to Taxation incurred on or before Completion.

8.16      Loan Relationships
          ------------------
          All interest, discounts or premiums payable by the Company in respect of its loan relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 are capable of being brought into account as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognised in the Company's accounts (assuming that the accounting policies and methods adopted for the purpose of the Accounts continue to be so adopted).

8.17      Withdrawal of Reliefs
          ---------------------
          The Warrantors are not aware of any circumstances whereby any relief which has been treated as an asset in preparing the Accounts could or might effectively be withdrawn, postponed, restricted or otherwise lost as a result of the sale and purchase under this Agreement or any other event or circumstance occurring or arising at any time after the Balance Sheet Date but before Completion.

8.18      Tax Administration
          ------------------
          The Disclosure Letter gives details of any determinations made under section 41A TMA in respect of the Company.
Part 9
------
CONTRACTS AND COMMITMENTS
-------------------------
9.1       Capital commitments
          -------------------
          The Company had no capital commitments in excess of (Pounds)10,000 at the Balance Sheet Date and since then the Company has not made any capital expenditure or incurred any capital commitments in excess of (Pounds)10,000.

9.2       Subsisting contracts
          --------------------
          The Disclosure Letter contains true, complete and accurate copies or details (incorporating all the terms which currently apply) of every contract, covenant, commitment or arrangement to which the Company is a party and in respect of which any party to them has or may have any outstanding liability in excess of (Pounds)1,000 and which cannot be terminated on less than one month's notice without compensation save that in the case of customer contracts specimens only of such contracts are attached to the Disclosure Letter.

9.3       Mortgages and guarantees etc
          ----------------------------

9.3.1 The Company has not created nor has it agreed to create any loan capital or any mortgage, debenture, lien, charge or other similar encumbrance or security interest over all or any of its property, assets, undertaking, goodwill, reserves or share capital.

9.3.2 There are no guarantees, suretyships, indemnities or similar commitments (whether secured or unsecured) given by the Company in respect of which obligations or liabilities (whether actual or contingent) are still outstanding.

9.4       No loans
          --------
          The Company has not made any loans or advanced any monies or credit to any person, firm or company (other than encashment of cheques and credit given on normal commercial terms in the ordinary and normal course of business).

9.5       Bank indemnities
          ----------------
          The Disclosure Letter contains true, complete and accurate copies (incorporating all the terms which currently apply) of all agreements and indemnities and memoranda of all arrangements, practices and understandings between the Company and its bankers, pursuant to which the Company's bankers agree to collect on the Company's behalf third party cheques encashed by the Company and/or pursuant to which the Company agrees to indemnify its bankers for any liability which they may incur to anyone in the course of doing so.

9.6       No partnership etc
          ------------------
          The Company is not a member of any partnership, joint venture, trade association, society or other group, whether formal or informal and whether or not having a separate legal identity, nor is any such body relevant to nor does any such body have any material influence over the business of the Company as now carried on.

9.7       Standard terms of business
          --------------------------
          The Disclosure Letter contains:-

9.7.1     copies of the Company's standard terms of business; and

9.7.2 full details of the fees, charges and other costs levied (by whatever name called) by the Company on its customers in connection with First Party Cheque Cashing and Third Party Cheque Cashing arrangements offered by the Company.

9.8       Non-arms length contracts
          -------------------------

9.8.1 None of the Warrantors nor any of their Associates nor any person in which any of them has or had any interest (direct or indirect, either solely or jointly with any other party and whether as shareholder, employee, director, consultant or otherwise) has (or has ever had) a trading relationship with the Company nor have any of them ever entered into any other type of transaction or arrangement with the Company (other than in the capacity as a shareholder or employee of the Company); and none of them provides (or has in the past provided) goods or services in competition with the Company.

9.8.2 The Company is not a party to, nor have its profits or financial position during the three years prior to the date hereof been affected by, any contract or arrangement which is not of an entirely arms-length nature made on open market terms.

9.9       Defaults, etc
          -------------

9.9.1 None of the obligations owed by any third party to the Company is unenforceable and no event has occurred as regards the Company which would entitle any third party to terminate any contract or benefit enjoyed by the Company or call in any money before the normal due date therefor.

9.9.2 Neither the Company nor any other party to any agreement, commitment, transaction or arrangement with the Company is in default to any material extent thereunder and so far as the Warrantors are aware there are no circumstances likely to give rise to such a default.

9.10      Liabilities
          -----------

9.10.1 There are no known liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed or provided for in the Accounts or incurred, in the ordinary and normal course of trading, since the Balance Sheet Date.

9.10.2 There is no indebtedness or liability due, owing or incurred by the Company to the Warrantors or any of their Associates whether actually or contingently, whether solely or jointly with any other person and whether as principal or surety and there is no such indebtedness or liability due, owing or incurred to the Company by the Warrantors or
                                           --
          any of their Associates.

9.10.3 There are no outstanding liabilities or commitments on the Company arising from any arrangements for the disposal of any shares, property or other assets (other than in the ordinary and normal course of business) previously owned by the Company.

9.11      Payments to creditors
          ---------------------
          The Company has at all times paid its creditors within the times agreed with such creditors and there are no debts owing by the Company which are overdue for payment.

9.12      No restrictions on Company
          --------------------------
          The Company is not a party to any secrecy or confidentiality agreement or arrangement which may restrict the use or disclosure of information nor has it given any covenants limiting or excluding its right to do business and/or compete in any area or field with any other person.
Part 10
-------
PENSIONS
--------
10.1      No pension arrangements
          -----------------------
          The Company is not under any legal liability or obligation to provide any relevant benefits (as defined in section 612(1) of the Taxes Act) or any death or disability benefits not within that definition for any past or present officer or employee or their dependants or to pay contributions to any Personal Pension Scheme (as defined in section 630 of the Taxes Act) in respect of such persons.

10.2      No pension arrangements to be introduced
          ----------------------------------------
          The Company has not given any undertakings or assurances to its officers, employees or consultants regarding the introduction of any provision for retirement, death or disability benefits (whether or not there is any obligation to do so) or the payment of contributions to Personal Pension Schemes (whether or not there is any obligation to do so).

10.3      No ex-gratia arrangements
          -------------------------
          The Company has not granted any ex gratia pension or other like payment to any of its past or present officers, employees, consultants or their dependants.
Part 11
-------
OFFICERS AND EMPLOYEES
----------------------
11.1      Details
          -------
          The Disclosure Letter contains an accurate and complete list of all officers and employees of the Company as at 5 February 1999, showing all remuneration payable and other benefits provided or which the Company is bound to provide either now or in the future together with copies of all contracts of employment with the directors and the secretary of the Company and with all employees.

11.2      Statutory notices
          -----------------
          All appropriate notices have been properly issued under the Employment Protection (Consolidation) Act 1978 to all employees (including directors) of the Company.

11.3      No other service and consultancy arrangements
          ---------------------------------------------
          There are no service or consultancy agreements or arrangements outstanding between the Company and any other person apart from those disclosed in the Disclosure Letter.

11.4      No bonus or commission arrangements
          -----------------------------------
          The Company is not bound or accustomed to make periodical or other payments (other than normal fixed salaries and wages) to employees, ex-employees, officers, consultants or others and no employee, officer or consultant has remuneration on a profit sharing or commission basis or by reference to the turnover, profits, sales or assets of the Company.

11.5      No share option scheme
          ----------------------
          The Company does not have and never has had any share option, share incentive, profit sharing or any other similar scheme.

11.6      Increases since Balance Sheet Date
          ----------------------------------
          Since the Balance Sheet Date:-

11.6.1 no remuneration or benefit has been paid or given or agreed to be paid or given to any officer, employee or consultant of the Company except at the rates in force on that date;

11.6.2 no general increase in the wages of the employees of the Company or any section or class of such employees has been made or agreed to be made (whether legally binding or not) either with the employees or their representatives nor has any negotiation or demand for such increase been entered into by or made to the Company; and

11.6.3    the Company has not received or been notified of any wage claim.

11.7      Termination of employment
          -------------------------

11.7.1 All contracts of employment between the Company and its officers or employees are lawfully determinable by the Company without compensation by notice (not exceeding the relevant statutory minimum period of notice).

11.7.2 No director or executive of the Company, who is in receipt of remuneration in excess of (Pounds)20,000 per annum has given or received notice terminating his employment, except as expressly contemplated in this agreement, and no such executive will be entitled to give such notice as a result of the sale of the Shares to the Purchaser.

11.7.3 So far as the Warrantors are aware the Company has no reason to dismiss (nor does it wish to dismiss) any of its employees who is entitled to remuneration of at least (Pounds)10,000 per annum.

11.8      Claims by or against employees
           ------------------------------

11.8.1 The Company is not now, nor so far as the Warrantors are aware is it likely to be and has not since the Balance Sheet Date been, engaged in any legal proceedings or arbitration whether as plaintiff or defendant with any trade union or any person who is or has at any time been a director or an employee of the Company.

11.8.2 No person who is or was a director or employee of the Company has any right or made any claim (which has not yet been settled) to any compensation or other payment by reason of the termination of his employment (whether such termination constitutes unfair or wrongful dismissal redundancy or otherwise) or any breach by the Company of his terms of engagement or employment; so far as the Warrantors are aware there are no circumstances likely to lead to any such claims being made; and no gratuitous payment has been made or promised by the Company in connection with the termination or proposed termination of employment of any past or present director or employee.

11.8.3 No order has been or may be made for the reinstatement or re-engagement of any employee of the Company.

11.9      Industrial relations
          --------------------
          There is not and never has been any strike, picket, lock-out, go-slow, work-to rule or any other form of industrial dispute taken or threatened against the

           Company and to the best of knowledge, information and belief of the Warrantors there are no facts or circumstances which is likely to lead to any such industrial dispute.

11.10      Trade union recognition
           -----------------------

           No claim has been made by any trade union for recognition or for any improvement or amendment to the terms or conditions of employment of any employees of the Company and no claim for recognition has been referred to the Advisory Conciliation and Arbitration Service or to the Central Arbitration Committee nor is any trade union recognised by the Company in respect of any class of employees for any purpose whatsoever.

11.11      Working Time Regulations
           ------------------------

11.1.1 The Company has complied in full with its obligations under the Working Time Regulations 1998 (the "1998 Regulations") and, in particular and without limitation, with its record keeping obligations under Regulations 5(4) and 9 of the 1998 Regulations and the requirements under Regulations 4, 6, 7 and 8 of the 1998 Regulations.

11.1.2     The Disclosure Letter contains complete and accurate copies of:-

11.11.2.1 all relevant agreements entered into pursuant to the 1998 Regulations (or, if in standard form, a copy of the standard form) and a list of all workers covered by any such agreement; and

11.11.2.2 a list of all workers whom the Company regards as falling within the terms of Regulation 20 or 21 of the 1998 Regulations.

Part 12
-------
INSURANCE
---------
12.1       Full cover
           ----------
           The Company is and has been at all material times fully covered by valid insurance against the normal risks for the type of business carried on and assets and stock-in-trade owned or used by it (including adequate insurance for the full reinstatement value of such business, assets and stock-in-trade and against loss of profit) and so far as the Warrantors are aware nothing has been done or omitted to be done which could make any policy of insurance void or voidable.

12.2       Details of insurance cover
           --------------------------
           Save for policies of insurance effected by the landlords in respect of the Properties the Disclosure Letter contains copies of all policies of insurance maintained by the Company (or which is maintained by a third party but in which the Company has an interest) and includes all information which the Purchaser shall reasonably require in order to assess the liability to pay premiums and the cover afforded under such policies (including details of current premiums, excess levels, any unusual terms or conditions contained in such policies, a history of claims made by the Company at any time under any insurance policies and circumstances which have arisen and may give rise to a claim under such policies).

12.3       Premiums paid
           -------------
           All premiums payable in respect of any insurance policy in which the Company has an interest have been duly paid.

12.4       No outstanding claims
           ---------------------
           There are no claims outstanding by the Company under any insurance policy nor, so far as the Warrantors are aware, are there any circumstances likely to give rise to any such claim or which would or might be required under any insurance policy to be notified to the insurers or which is likely to lead to any liability under such insurance policies being avoided by the insurers or the premiums being increased.

12.5       Effect of this agreement
           ------------------------
           No cover afforded by any policy of insurance which is maintained by the Company or which is maintained by a third party but in which the Company has an interest will terminate or be terminable at the option of the insurer or any third party by reason of the implementation of this agreement.

Part 13
-------
LITIGATION AND LEGAL PROCEEDINGS
--------------------------------
13.1      Defaults by the Company
          -----------------------
          The Company is not and since the Balance Sheet Date has not been:-

13.1.1 in default under any agreement, deed, instrument, arrangement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it;

13.1.2 liable in respect of any representations or warranties (whether express or implied) or other matters giving rise to a duty of care on the part of the Company; or

13.1.3 liable to any fine or penalty as a result of committing or omitting to do any act or thing which is likely to give rise to such a liability; or

13.1.4 subject to any order or judgment given by any Court or government agency and has not been party to any undertaking or assurance given to any Court or governmental agency which is still in force;

13.2      Legal Proceedings
          -----------------
          The Company is not and has not since the Balance Sheet Date been engaged and so far as the Warrantors are aware there are no circumstances likely to lead to the Company becoming engaged in any legal proceedings (civil or criminal) or arbitration as plaintiff, defendant or otherwise howsoever except as plaintiff in normal debt collection and in respect of which the aggregate amount of debts due to the Company does not exceed (Pounds)500.

13.3      Disputes with Government departments
          ------------------------------------
          There is no dispute with any revenue or other government, local authority, administrative, official department entity or agency in the United Kingdom or elsewhere, in relation to the affairs of the Company and so far as the Warrantors are aware there are no facts which may give rise to any such dispute.

13.4      Personal injury claims
          ----------------------
          There are no claims pending or threatened, or capable of arising against the Company by an employee or third party in respect of any accident or injury which are not fully covered by insurance.

13.5      Demands to pay
          --------------
          No demand has been served upon the Company under section 123 of the Insolvency Act 1986 and the Company has not received notice (whether formal or informal) from any lenders of money to the Company requiring repayment or intimating the enforcement by such lenders of any security which they may hold over any assets of the Company and there are no circumstances likely to give rise to any such notice being given.

13.6      Advertising materials
          ---------------------
          All advertising and marketing materials used in connection with the Company's business comply with all legal requirements in all countries in which these materials are used or proposed to be used. Such materials are not defamatory and there are no grounds under which such materials are likely to be challenged for any reason whatsoever including, without limitation, defamation, trade libel or any analogous law.

FIFTH SCHEDULE
--------------
TAX DEED
--------

THIS DEED is made on       February 1999
---------
BETWEEN:-
---------

(1) The persons whose names and addresses are set out in the schedule hereto ("Covenantors"); and
                  -------------
(2)       DFG ACQUISITION LIMITED a company registered in England under number
          -----------------------
          3701758 whose registered office is at c/o Ernst & Young, Rolls House, 7 Rolls Building, Fetter Lane, London EC4A 1NH ("Purchaser").
                                                          -----------
1         INTRODUCTION
          ------------

1.1       By an agreement ("Agreement") dated today and made between (1) the
                           -----------
          Covenantors (2) the Purchaser and (3) Dollar (US) Canada, the Purchaser agreed to purchase the Shares (as defined in the Agreement).

1.2 Clause 4.2.11 of the Agreement provides that the Covenantors will deliver today a duly executed deed in this form.

2         DEFINITIONS AND INTERPRETATION
          ------------------------------
2.1 In this deed expressions defined in the Agreement shall bear the same meanings unless the context otherwise requires or unless they are expressly given different meanings.

2.2       In this deed unless the context otherwise requires:-

          "Accounts" means the audited balance sheet as at the Balance Sheet
          ----------
          Date and the audited profit and loss account for the period ended on the Balance Sheet Date of the Company together with the notes and directors' reports and other documents annexed to them (and for the purposes of identification only copies of the Accounts have been signed by or on behalf of the parties to the Agreement and are annexed thereto as appendix "A");

          "Balance Sheet Date" means 31 July 1998;
           --------------------

          "Claim" means any notice, demand, assessment, letter or other document
          -------
          issued, or action taken, by or on behalf of the Revenue or any other governmental or statutory authority, body or official, whether of the United

          Kingdom or elsewhere, whereby the Company is or may be placed under a liability to Taxation;

          "Company" means Instant Cash Loans Limited (registered number
          ---------
          2685515);

          "Event" includes any act, omission, transaction or circumstance,
          -------
          including (without limitation) any change in the residence of, or the death of, any person, the execution of the Agreement and Completion;

          "Purchaser's Group" means the Purchaser and DFG World Inc.;
          -------------------

          "Relief" includes any loss, allowance, exemption, set-off, credit or
          --------
          deduction relevant to the computation of any Taxation or any right to repayment of Taxation;

          "Taxation" includes all forms of taxation, duties (including stamp
          ----------
          duty), levies, imposts, charges, withholdings, national insurance and other contributions and PAYE liabilities (including, in all cases, any penalty, fine, interest or surcharge in respect of the same) whenever created or imposed and whether of the United Kingdom or elsewhere.

2.3       A "Liability to Taxation" means:

2.3.1 any liability of the Company to make a payment of or in respect of Taxation; and

2.3.2 the loss, reduction, or non-availability of any Relief which was treated as an asset of the Company in the Accounts or which was taken into account in computing a provision for deferred Taxation in the Accounts or preventing the need for such a provision to be made, or the set-off of any Relief available to the Company which arises as a result of an Event after Completion in circumstances where but for such set-off there would have been a liability to Taxation in respect of which the Purchaser would have had a claim against the Covenantors under this deed and for the purposes of this clause 2.3.2 such Liability to Taxation shall be deemed to be equal to the amount (as appropriate) of:

2.3.2.1 Taxation which use of the relevant Relief would have otherwise saved (assuming Taxation to be otherwise payable); or

2.3.2.2 the repayment of Taxation to which the Company would otherwise have been entitled;

          in each case on the basis of rates of Taxation current at the date of such loss, reduction, non-availability or set-off.

2.4 The covenants contained in this deed apply where the liability in question arises as a result of one or more Events or the combined effect of more than one Event where one such Event occurred on or before Completion or, where one such Event occurred after Completion, where one Event occurred outside the ordinary course of business of the Company on or before and another such Event occurred after Completion in the ordinary course of business of the Company (as carried on at the date of Completion) and for the purpose of this clause 2.4 the Events specified in clause 5.1.3 shall not be regarded as Events occurring in the ordinary course of business.

2.5 The covenants contained in this deed shall be construed as separate and independent and none of them shall be affected or restricted by any other except to the extent that any payment made by the Covenantors and received by the Purchaser in respect of one covenant shall discharge the same liability under the other covenants which shall arise out of the same subject matter.

3         COVENANTS
          ---------
3.1 The Covenantors jointly and severally covenant with the Purchaser to pay to the Purchaser an amount equal to:-

3.1.1 any Liability to Taxation in respect of, by reference to or in consequence of any income, profits or gains earned, accrued or received or deemed to have been earned, accrued or received on or before Completion;

3.1.2 any Liability to Taxation in respect of, by reference to or in consequence of any Event which occurred or is deemed to have occurred on or before Completion;

3.1.3 any Liability to Taxation for which it is not primarily liable in respect of, by reference to or in consequence of any Event which occurred or is deemed to have occurred on or before Completion;

3.1.4     any Liability to Taxation arising under clause 2.3.2 hereof;

3.1.5 any Taxation arising in respect of or in connection with any amounts paid or payable pursuant to or otherwise in connection with this deed provided that this clause shall not apply to the extent that such Taxation arises as the result of an assignment by the Purchaser of the benefit of this deed and/or the Agreement; and

3.1.6 subject to clause 7.2 all costs and expenses reasonably incurred by the Purchaser in enforcing the provisions of this deed.

3.2.1 All sums payable by the Covenantors under the covenants contained in this deed shall be paid free and clear of all deductions or withholdings or rights of counterclaim or set-off unless the deduction or withholding is required by law.

3.2.2 If the Covenantors are required by law to make any deduction or withholding from any payment under this deed, the sum due from the Covenantors in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding the Purchaser receives and retains a net sum equal to the sum it would have received had no deduction or withholding been required to be made provided that if the Purchaser subsequently receives a credit (other than a credit against any Taxation on the sum in respect of which the withholding or deduction was made or against any Taxation in respect of which the Purchaser is indemnified under this deed in circumstances where the credit has been taken into account in calculating and so reducing the liability in respect of which the Purchaser is indemnified) for such deduction or withholding, then such credit shall be repaid to the Covenantors in cleared funds within 5 business days of receiving the same.

4.        FURTHER COVENANTS
          -----------------
          The Covenantors jointly and severally covenant with the Purchaser to pay to the Purchaser an amount equal to any corporation tax arising as a consequence of and by reference to the Company making or being deemed to have made a chargeable gain on the disposal of the benefit of the Pawn Broking Agreements pursuant to the dividend in specie declared on the date of this deed and any VAT chargeable in connection with any supply or deemed supply made pursuant to such Pawn Broking Agreements (together "the Dividend Liability") and for the purpose of this clause 4 the full amount of the Dividend Liability shall be borne jointly and severally by Rachel Hallam and Henry Hallam (and for the avoidance of doubt Martin Joyce and

          Christopher Gillam shall have no liability for the Dividend Liability under the terms of this deed).

5         EXCLUSIONS
          ----------
5.1 The covenants in clause 3.1 shall not apply to any Liability to Taxation to the extent that:-

5.1.1 a specific provision or reserve in respect of it was made in the Accounts;

5.1.2 it arises or is increased as a consequence of any retrospective change in the law enacted after Completion;

5.1.3 such Liability to Taxation results from actual profits or gains arising as a result of acts done or in consequence of transactions entered into in the ordinary course of the business of the Company between the Balance Sheet Date and Completion and for these purposes any Liability to Taxation arising as a consequence of:

5.1.3.1   any distribution or deemed distribution for Taxation purposes;

5.1.3.2 the disposal (which shall include any deemed disposal or deemed appropriation for Taxation purposes) of any asset or the supply of any service or business facility of any kind where the consideration (if any) received for such a disposal or supply is less than the consideration deemed to have been received for Taxation purposes to the extent of that difference;

5.1.3.3 any act done or transaction entered into which gives rise to a Liability to Taxation on deemed (rather than actual) income profits or gains;

5.1.3.4 any Event which results in a Liability to Taxation where such liability is chargeable on or attributable primarily to a person other than the Company (including any liability under Part VIII of the Taxes Management Act 1970);

5.1.3.5 an Event giving rise to a liability pursuant to any provision contained in Part XVII ICTA; or

5.1.3.6 a failure by the Company duly to deduct or account for Taxation shall not be regarded as arising as a result of acts done or transactions entered into in the ordinary course of business of the Company.

5.1.4 such Liability to Taxation would not have arisen but for any voluntary transaction, act or omission which was carried out or effected by the Purchaser or the Purchaser's Group at any time after Completion otherwise than in the ordinary course of business of the Company (unless such transaction or act was carried out or effected with the prior written approval of all of the Covenantors following receipt by all of them of all material details of the proposed transaction or act or pursuant to an obligation incurred prior to the date of this deed) and which the Purchaser, the Company or the relevant member of the Purchaser's Group, was, or ought reasonably to have been aware could give rise to a Liability to Taxation;

5.1.5     such Liability to Taxation arises or is increased as a result of:

5.1.5.1 a change after Completion in the accounting basis on which the Company values its assets, or a change in the accounting policy or practice of the Company;

5.1.5.2 the change after Completion of the date to which the Company makes up its accounts;

5.1.5.3 any change in published tax authority practice or any withdrawal of any published extra-statutory concession announced after Completion with retrospective effect;

5.1.5.4 the cessation or major change in nature after Completion of any trade or business carried on by the Company at Completion;

5.1.5.5 any failure by the Purchaser to comply with the time limits stated in clause 8 (Conduct of Claims);

5.1.6 it was paid or discharged on or before Completion and such payment or discharge is reflected in the Accounts;

5.1.7 payment has already been made to the Purchaser in respect of such Liability to Taxation by the Covenantors under this deed or by the Warrantors under the Agreement;

5.1.8 such Liability to Taxation would not have arisen but for the failure or omission by the Company after Completion to make any claim, election, surrender, revocation or disclaimer or give any notice or consent to do any other thing the making, giving or doing of which was taken into account in computing any provision or reserve for Taxation in the Accounts and which was specifically referred to in the Disclosure Letter (by reference to this clause);

5.1.9 it relates to any fine penalty or surcharge or interest arising by reason of any failure or delay on the part of the Company in paying to the relevant Taxation Authority any payment made pursuant to this deed by the Covenantors in full satisfaction of a claim by the Purchaser; or

5.1.10 it is advance corporation tax (or any other Liability to Taxation which may arise in respect of such advance corporation tax) arising in respect of the dividend in specie referred to in clause 4 unless the amount which is so assessable to advance corporation tax exceeds (Pounds)750,000 in which case the Covenantors shall be liable for all advance corporation tax on (and any other Taxation in connection with) such excess.

5.2 The Covenantors' liability under this deed is also limited to the extent that the provisions in Schedule 7 of the Agreement expressly provide for their liability to be so limited.

6         WAIVER
          ------
          No delay or omission of the Purchaser in exercising any rights under this deed shall prejudice such rights or be construed as a waiver or partial waiver of such rights, nor shall it exclude the further exercise of such rights.

7         PAYMENT
          -------

7.1 The Covenantors shall pay any amounts due under this deed in sterling in cleared funds within five business days of receiving a written demand in respect of a Liability to Taxation for which the Covenantors are liable under this deed or, if later:

7.1.1 where the Company is required to make payment in respect of a Liability to Taxation within the meaning of clause 2.3.1 of this deed, not less than five business days prior to the date on which the Company must make actual payment of the Taxation in question to the relevant Taxation authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of such Liability to Taxation; or

7.1.2 where a Liability to Taxation relates to the loss reduction or non-availability of a right to a repayment of Taxation, not less than five business days prior to the date when the Company would have been entitled to receive the full amount of that repayment of Taxation were it not for its loss reduction or non-availability; or

7.1.3 in respect of any Liability to Taxation within clause 2.3.2 of this deed (other than a right to repayment of Taxation), no later than five business days prior to the date any Taxation is payable (but would not have been payable had the Relief in question been otherwise available or not been lost or reduced), or would have been otherwise payable (in the case of a set-off of a Relief), to the relevant Taxation authority in order to avoid incurring a liability to interest or a charge, fine or penalty in respect of such Liability to Taxation.

7.2 The Purchaser shall pay to the Covenantors any amounts due by it under this deed in sterling in cleared funds by the due date for payment specified in the relevant clause.

7.3 Any sums not paid by the Covenantors or the Purchaser on the due date for payment as specified in this clause shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the annual rate of 2 percentage points above the base rate of National Westminster Bank plc from time to time from the due date up to and including the day of actual payment of such sums, such interest to be compounded quarterly and paid on demand to the party demanding it.

7.4 The Covenantors may at their own expense require the amount of any payments required to be made under this clause 7 to be certified by the auditors for the time being of the Company (acting as experts and not as arbitrators) and the amount so certified shall (save for manifest error) be conclusive and binding on the Covenantors.

8         CONDUCT OF CLAIMS
          -----------------

8.1 The Purchaser shall or shall procure that the Company shall give notice to the Covenantors as soon as reasonably practicable after it shall become aware of any Claim in respect of which a claim may be made pursuant to this deed and where there is a time limit for appealing the Claim, within ten business days of the Company receiving written notice of the Claim, together with such relevant information and documentation concerning such Claim in the possession of the Purchaser or the Company or any agents of the same (as the case may be) at that time.

8.2 Subject to the provisions of clause 8.3, following the receipt of written notice from all of the Covenantors stating that the Covenantors wish to have conduct of the Claim, the Purchaser shall and shall procure that the Company shall provide such assistance and take such action as the Covenantors may reasonably request to enable the Company to avoid, dispute, resist, compromise or defend any Claim and adjudication in respect thereof ("dispute") subject to the Purchaser
                                           ---------
          and the Company indemnified and secured to the Purchaser's reasonable satisfaction by the Covenantors against all reasonable costs and expenses and all damages, interest, penalties and surcharges thereby incurred.

8.3 Subject to the provisions of this clause 8 any dispute shall be conducted by the Covenantors and:

8.3.1 the Covenantors shall keep the Purchaser fully informed of all relevant matters and shall promptly forward or procure to be forwarded to the Purchaser copies of all relevant correspondence and other relevant information and documentation received by them in connection with the dispute;

8.3.2 the Covenantors shall not and the Company shall not be required by the Covenantors to transmit to a Taxation authority any communications written or otherwise relating to the dispute which shall not first have been approved by the Purchaser such approval not to be unreasonably withheld or delayed;

8.3.3 the Covenantors shall not and the Company shall not be required by the Covenantors to make any settlement or compromise of the dispute nor agree any matter in the conduct of such dispute which is likely to materially increase the amount being the subject thereof or adversely affect the future liability of the Purchaser or the Company to Taxation to a material extent without the prior approval of the Purchaser such approval not to be unreasonably withheld or delayed.

8.4 The Purchaser or the Company may without reference to any of the Covenantors admit, settle, discharge, compromise or otherwise deal with any outstanding or future Claim (without prejudice to their rights under this deed) if:

8.4.1 the Covenantors serve a notice on the Company or the Purchaser to the effect that in relation to any such dispute the Covenantors do not wish to take up or continue the conduct thereof;

8.4.2 a period of 20 business days has expired following the service of notice by the Purchaser or, as the case may be, the Company on the Covenantors pursuant to clause 8.1 where either the Covenantors have not made a request to the Purchaser in accordance with clause 8.2 or the Covenantors have made such a request but have failed to provide a duly executed indemnity and security in a manner which may reasonably be required by the Purchaser within the said period;

8.4.3 a period of 20 business days has expired following the service of notice (other than a notice under clause 8.1) by the Purchaser or the Company on the Covenantors to the effect that the Covenantors are not using their reasonable efforts to conduct the dispute, if by the expiry of that period the Covenantors have not made reasonable efforts so to conduct the dispute; or

8.4.4 in the reasonable opinion of the Purchaser, the Covenantors or the Company have committed any acts or omissions prior to Completion which constitute fraud or wilful default.

8.5 The Covenantors shall be bound to accept for the purposes of the covenants contained in this deed any admission, settlement, discharge or compromise of any Claim and the outcome of any proceedings relating thereto made or arrived at in accordance with the procedures set out in clause 8.4.

8.6 If the Covenantors do not exercise their right to request the Purchaser to take action pursuant to clause 8.2, they shall give such reasonable co-operation as the Company or the Purchaser may reasonably request for the purpose of admitting, settling, discharging, compromising or otherwise dealing with the Claim in question.

9.        RELIEFS
          -------
          If the Purchaser becomes aware of a Relief which in its reasonable opinion has arisen in the circumstances referred to in this clause 9 the Purchaser shall notify the Covenantors forthwith. If the auditors for the time being of the Company shall certify (at the request and expense of the Covenantors) that any Liability to Taxation which has resulted in a payment having been made or becoming due from the Covenantors under the terms of this deed will give rise to a Relief for the Company or the Purchaser which would not otherwise (but for the Liability to Taxation) have arisen then as and when the liability of the Company or the Purchaser to make an actual payment of or in respect of Taxation is reduced by reason of that Relief ("the Relevant Date") the amount by which that liability is so reduced shall:

9.1 first be set off against any payment then due from the Covenantors under this deed;

9.2 to the extent that there is an excess, a refund shall be made within 5 business days of the Relevant Date to the Covenantors of any previous payment or payments made by the Covenantors under this deed and not previously refunded under this clause, up to the amount of such excess; and

9.3 to the extent that the excess referred to in sub-clause 9.2 of this clause is not exhausted under that clause the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Covenantors under this deed.

10.       PAYMENTS RECEIVED
          -----------------

10.1 If any payment is made by the Covenantors in full or partial discharge of a liability which has arisen under this deed in respect of a Liability to Taxation then:

10.1.1 if the Company or the Purchaser or any member of the Purchaser's Group (as the case may be) subsequently receives from any person (other than the Company or the Purchaser or any member of the Purchaser's Group or any person connected with any of them within the meaning of section 839 Taxes Act) payment or a right of set-off against a liability of the Company or the Purchaser or a member of the Purchaser's Group (as the case may be) other than a Liability to Taxation in respect of which the Purchaser is indemnified under this deed which is owed to that person (which for the purposes of this clause only shall be termed a "Right of Set-off") in either case in respect of the Taxation in question the payment or Right of Set-off shall be dealt with in accordance with clause 10.2; or

10.1.2 if the Company or the Purchaser or any member of the Purchaser's Group (as the case may be) is entitled to payment or a Right of Set-off in respect of the Taxation in question from any person (other than the Company or the Purchaser or any members of the Purchaser's Group or any person connected with any of them within the meaning of section 839 Taxes Act) then the Purchaser shall as soon as reasonably practicable notify the Covenantors of that entitlement and, provided that the Covenantors agree to indemnify the Company and the Purchaser and the relevant member of the Purchaser's Group (as the case may be) against all costs and expenses reasonably incurred by the Company or Purchaser or member of the Purchaser's Group (as the case may be) the Purchaser shall and shall procure that the Company and any relevant member of the Purchaser's Group shall take such action as the Covenantors shall reasonably request to enforce such Right of Set-off or recovery of such payment and any payment or Right of Set-off received shall be dealt with in accordance with clause 10.2;

10.2 Where it is provided under clause 10.1 that the payment or Right of Set-off is to be dealt with in accordance with this clause:

10.2.1 in the case of a payment, the Purchaser shall or shall procure that the Company or the relevant member of the Purchaser's Group shall within five business days of receipt by the relevant company pay to the Covenantors the amount of the payment received (less any Taxation payable or costs and expenses of recovery incurred by the recipient in respect thereof other than any costs and expenses previously paid by the Covenantors pursuant to the indemnity in clause 10.1.2) together with so much of any interest or repayment supplement (or equivalent thereof) paid to the recipient of the payment in respect thereof (less any Taxation payable by the recipient in respect thereof) subject to a maximum of the payment made by the Covenantors referred to in clause 10.1;

10.2.2 in the case of a Right of Set-off, the Purchaser shall or shall procure that the Company or the relevant member of the Purchaser's Group shall within five business days of the date on which the liability in question would have been payable by the Company, the Purchaser or the relevant member of the Purchaser's Group (as the case may be) but for the exercise of the Right of Set-off, pay to the Covenantors an amount equal to the amount of Taxation which would have been otherwise recoverable by the Company, the Purchaser or the relevant member of the Purchaser's Group subject to a maximum of the payment made by the Covenantors referred to in clause 10.1.

11.       OVERPROVISION
          -------------

11.1 If at the request and expense of the Covenantors the Auditors for the time being of the Company shall certify that any provision of Taxation (excluding deferred taxation) in the Accounts is an overprovision then the amount of such overprovision shall be dealt with in accordance with clause 11.2

11.2 Where it is provided under this clause 11 that any amount ("Overprovided Amount") is to be dealt with in accordance with this clause:

11.2.1 the Overprovided Amount shall first be set off against any payment then due from the Covenantors under this deed;

11.2.2 to the extent the Overprovided Amount exceeds the sum set off under clause 11.2.1 a refund shall be made to the Covenantors of any previous payment or payments made by the Covenantors under this deed and not previously refunded under this deed up to the amount of such excess within five business days of the Overprovided Amount being certified; and

11.2.3 to the extent that the Overprovided Amount exceeds the sums set off and repayable under sub-clauses 11.2.1 and 11.2.2 the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Covenantors under this deed.

12.       TAX RETURNS
          -----------

12.1 The Covenantors or their duly authorised agents shall be responsible for and have the conduct of preparing, submitting to and agreeing with the relevant Taxation Authority at the cost of the Covenantors all tax returns and computations of the Company for all accounting periods ended on or prior to Completion ("Relevant Returns").

12.2 The Covenantors shall keep the Purchaser fully informed of its conduct of the Company's tax affairs in respect of the Relevant Returns and all material written communications relating thereto shall be submitted to the Purchaser or (at the Purchaser's direction) to its duly authorised agents in draft for its or their comments and the Covenantors shall incorporate any reasonable comments made by the Purchaser relating thereto.

12.3 The Purchaser shall procure that the Company or their duly authorised agents afford such access to its books, accounts and records and provide all such assistance as the Covenantors or its duly authorised agents may reasonably request in order to carry out their obligations under this clause.

12.4 The Purchaser or its duly authorised agents shall be responsible for and have the conduct of preparing, submitting to and agreeing with the relevant Taxation Authority the tax return and computation of the Company in respect of the accounting period current at Completion.

12.5 The Purchaser shall keep the Covenantors reasonably informed upon request of the Covenantors of its conduct of the Company's tax affairs in respect of the tax return and computations for the current accounting period of the Company as at the date of Completion ("the Current Return") and shall submit the Current Return and any corporation tax computations relating thereto to the Covenantors for comment prior to submission to the relevant Taxation authority.

13.       PURCHASER'S COVENANT
          --------------------

13.1 The Purchaser covenants with the Covenantors and each of them to hold the Covenantors fully indemnified against any liability of the Covenantors to make a payment to the Inland Revenue pursuant to the provisions of section 767A or section 767AA ICTA which would not have arisen but for the failure by the Company or, in the case of a Liability to Taxation arising pursuant to section 767AA ICTA, an associate of the Company (as defined in section 767AA(8) ICTA, to discharge a liability to Taxation which

13.1.1 in the case of a liability under section 767A ICTA relates to an accounting period beginning prior to Completion; and

13.1.2 in the case of liability under section 767AA ICTA, relates to an accounting period ending on or after Completion.

13.2 The Purchaser covenants with the Covenantors and each of them to hold the Covenantors fully indemnified against any interest penalties costs and expenses reasonably incurred by the Covenantors in connection with any liability referred to in clause 13.1.

13.3 The Purchaser shall have no liability pursuant to this clause 13 to the extent that the corporation tax liability in question would give rise to a liability of the Covenantors to the Purchaser pursuant to clause 3.1 of this deed.

13.4 The Covenantors shall give notice to the Purchaser and the Company as soon as reasonably practicable after any one of them shall become aware of a liability to Taxation in respect of which the Covenantors could make a claim under the provisions of this clause 13.

13.5 The Purchaser shall make payment to the Covenantors pursuant to the terms of the indemnity in this clause 13 not less than 5 business days prior to the date on which the Covenantors must make payment to the Inland Revenue pursuant to the provisions of section 767A or section 767AA ICTA or if later, within 5 business days of receiving notice pursuant to clause 13.4.

14        REDUCTION OF PURCHASE PRICE
          ---------------------------
          Any amounts payable pursuant to this deed shall be deemed to constitute a reduction in the Consideration.

15.       ASSIGNMENT
          ----------
          The provisions of clauses 10.4.1 and 10.4.2 of the Agreement shall apply equally to this deed.

16.       NOTICES
          -------
          The provisions of clause 13 of the Agreement shall apply equally to this deed.

17.       LAW
          ---
          The provisions of clause 14 of the Agreement shall apply equally to this deed.

                                    SCHEDULE
                                    --------
                              ("the Covenantors")


Rachel Hallam
Nuthall Lodge
29 Nottingham Road
Nottingham
NG16 1DH


Christopher Gillam
Whitewell Hall
Whitewell on the Hill
York
Y06 7JJ

Martin Joyce
Low Hall
Curly Hill
Middleton
Ilkley
LS29 0AQ

Henry Hallam
Nuthall Lodge
29 Nottingham Road
Nottingham
NG16 1DH

SIGNED AS A DEED by         )
RACHEL HALLAM               )
in the presence of:-        )


SIGNED AS A DEED by         )
CHRISTOPHER GILLAM          )
in the presence of:-        )


SIGNED AS A DEED by         )
MARTIN JOYCE                )
in the presence of:-        )


SIGNED AS A DEED by         )
HENRY HALLAM                )
in the presence of:-        )


EXECUTED AS A DEED by       )
DFG ACQUISITION LIMITED     )
acting by                   )
                            )
and                         )
                            )

Director:

Director/Secretary:

SIXTH SCHEDULE
--------------

PAYMENT OF THE SUBSEQUENT CONSIDERATION
---------------------------------------
1.        Definitions
          -----------
          For the purposes of this schedule, unless the context otherwise requires:

          "Business" shall mean the Company's business of First Party Cheque
          ----------
          Cashing and Third Party Cheque Cashing as carried on from the Existing Properties at the date of this agreement; and no business (whether of the same or a different kind) which shall be carried on by the Company at another location during the Earn Out Period shall form part of "the Business" for the purpose of this schedule;

          "Earn Out Period" means the period from Completion to 31 July 2000
          -----------------
          inclusive;

          "Independent Accountants" means such firm of Chartered Accountants as
          -------------------------
          the Vendors and the Purchaser may appoint to act as the "Independent Accountants" in accordance with this schedule or, (if the parties fail to so agree within 14 days after either party shall have nominated a particular firm in accordance with paragraph 3), such firm as may be appointed (at the request of either party) by the President for the time being of the Institute of Chartered Accountants in England and Wales;

          "Instalment" means either the Second Instalment or the Third
          ------------
          Instalment;

          "Existing Properties" means the premises briefly described in the
          ---------------------
          Property Schedule excluding the Head Office at Players Street, Nottingham;

          "Purchaser's Group" means the Purchaser and any undertaking which
          -------------------
          shall be its parent undertaking and any undertaking which shall be a subsidiary undertaking of the Purchaser or any such parent undertaking for the time being and any of them other than the Company;

          "Relevant Accounts" means the profit and loss accounts for each of the
          -------------------
          two periods of twelve months ending on 31 July 1999 and 31 July 2000 of the Company in relation to the Business as carried on from the Properties (but not from any other properties from which the Company may trade during the relevant period) which shall be prepared by the Purchaser pursuant to paragraph 3 of this schedule in accordance with generally accepted UK accounting practices and principles, including Statements of Standard Accounting Practice and Financial Reporting Standards and subject thereto on a basis consistent with and using the accounting principles, policies and practices adopted in the Accounts; and the Relevant Accounts for any particular period (eg "the Relevant Accounts for 1999") shall be the Relevant Accounts for the twelve months ending on 31 July in that year (eg the Relevant Accounts for the 12 months ending on 31 July 1999);

          "Relevant Profits" shall mean and be computed in accordance with
          ------------------
          paragraph 2 of this schedule; and the Relevant Profits for any particular period (e.g. "the Relevant Profits for 1999") shall be the Relevant Profits calculated by reference to the Relevant Accounts for the twelve month period ending on 31 July in that year (eg the Relevant Profits for the 12 months ending 31 July 1999);

          "Relevant Statement" means a statement showing the adjustments, if
          --------------------
          any, which are required to be made to the Relevant Accounts in order to arrive at the Relevant Profits together with a statement of an amount of an Instalment to be issued pursuant to paragraph 3 of this schedule;

          "the Reporting Accountants" means Ernst & Young of 14 King Street,
          ---------------------------
          Leeds LS1 2JN  acting on behalf of the Purchaser;

          "Reviewing Accountants" means a firm of chartered accountants
          -----------------------
          nominated by the Vendors;

          "Second Instalment" means an amount calculated in accordance with the
          -------------------
          following formula:


if the Relevant Profits for 1999 shall
be less than (Pounds)1,500,000:            the Second Instalment shall be
                                           (Pounds)500,000 in any event even if
                                           the Company makes loss during that
                                           period.

if the Relevant Profits for 1999 shall be
 (Pounds)1,500,000 or more:
                                           the Second Instalment shall be
                                           (Pounds)500,000 plus (Pound)1 for
                                           each (Pound)1 (if any)
                                           by which the Relevant Profits for
                                           1999 shall exceed (Pounds)1,500,000
                                           up to a maximum of (Pounds)2,000,000
                                           (so that the Second Instalment shall
                                           not exceed (Pounds)1,000,000 in any
                                           circumstances whatsoever);

          "Second Instalment Statement" means the Relevant Statement to be
          -----------------------------
          issued in relation to the Second Instalment pursuant to paragraph 3.10 of this schedule; and "Third Instalment Statement" means the Relevant
                                ----------------------------
          Statement to be issued in relation to the Third Instalment pursuant to paragraph 3.10 of this schedule.

          "Third Instalment" means an amount calculated in accordance with the
          ------------------
          following formula:-


if the Relevant Profits for 2000 shall
be less than (Pounds)2,040,000:               the Third Instalment shall be nil



if the 2000 Relevant Profits shall
be (Pounds)2,040,000 or more:                 the Third Instalment shall be: (a)
                                              (Pounds)333,333 plus (Pounds)1.852
                                              for each (Pound)1 (if any) by
                                              which the Relevant Profits for
                                              2000 shall exceed
                                              (Pounds)2,040,000 up to a maximum
                                              of (Pounds)2,400,000 (so that
                                              under this paragraph (a) the Third
                                              Instalment shall not exceed
                                              (Pounds)1,000,000); plus (b) if,
                                              and to the extent that, the
                                              Relevant Profits for 1999 shall be
                                              less than (Pounds)2,000,000 ("the
                                              1999 Shortfall") (Pound)1 for
                                              every (Pound)1 (if any) by which
                                              the Relevant Profits for 2000
                                              shall exceed (Pounds)2,400,000 by
                                              the amount of the 1999 Shortfall;

                                              provided that under this paragraph
                                              (b) the Third Instalment shall not
                                              exceed the amount of the 1999
                                              Shortfall.



2.        Relevant Profits
          ----------------

          For the purposes of this schedule "Relevant Profits" shall mean the
                                            ------------------
          net trading profit before Taxation on the ordinary activities of the Business of the Company from the Existing Properties (but not any other properties from which the Company may trade during the Earn Out Period) as shown in the Relevant Accounts (after making any adjustments considered by Reporting Accountants and the Reviewing Accountants to be necessary so that the Relevant Accounts comply with the provisions of this schedule), but to the extent if any not already taken into account;

2.1 after charging or providing for all losses, costs, charges and expenses borne or incurred by the Company in relation to the Business but not forming part of central overheads and properly chargeable against revenue in the period to which the Relevant Accounts relate (save as provided for in paragraph 2.3) including (without prejudice to the generality of the foregoing):

2.1.1 commissions and bonuses paid to employees of the Company not forming part of central overheads;

2.1.2 all other reasonable expenses of management including staff costs (including contributions to pension schemes) and operating, financial and administrative expenses relating to the Business and not included in central overheads;

2.1.3     bad and doubtful debts;

2.1.4 expenditure in connection with leasing or hiring commitments incurred directly for the purposes of the Company's Business not forming part of central overheads;

2.1.5 all rental and other costs in relation to the occupation by the Company of the Properties not forming part of central overheads;

2.1.6 a contribution (equal to 14% of the income of the Business by reference to which the Relevant Profits shall be calculated) towards the costs of the central overheads of the Company provided that the aggregate amount of this contribution shall not in any event exceed the aggregate amount of the actual central overheads of the Company for the relevant period;

2.1.7 profit on the encashment of cheques shall be recognised when the cheque is encashed by the Company;

2.1.8 before charging any compensation for loss of office payable to Mr Hallam; and

2.2 after making appropriate adjustments in respect of any prior year items which ought (in accordance with the accounting policies previously adopted by the Company) to be dealt with in the profit and loss account of the period in which they are recognised (rather than being adjusted against the opening balance of retained profits or reserves); and

2.3 before crediting to, charging against, including or making provision in those accounts for any of the following:-

2.3.1 any items of an extraordinary, exceptional or non-recurring nature; for the avoidance of doubt the costs of opening any of the Properties since the Balance Sheet Date - including initial advertising - are exceptional items);

2.3.2 any profits or losses of a capital nature save in relation to First Party Cheque Cashing or for the avoidance of doubt Third Party Cheque Cashing;

2.3.3     any interest payable or receivable by the Company;

2.3.4 corporation tax and any other form of Taxation levied upon or measured by profits or gains;

2.3.5     depreciation and amortisation;

2.3.6     any appropriation to or from reserves of a capital or revenue nature;
          and

2.3.7     any dividends paid or proposed to be paid by the Company;

2.3.8 any management charges for goods or services reasonably required by the Company or of the Purchaser's group (save for goods and services which shall be supplied on arm's length terms);

2.3.9 any costs or liabilities arising from the giving of any guarantee or agreement for indemnity or surety for any obligation of any person;

2.3.10 any costs or liabilities arising from a failure by the Purchaser or the Company in complying with the obligations set out in paragraphs
          5.4 and 5.5 below;

2.3.11 any facts or circumstances occurring prior to 31 July 1998 which (but for the provisions of the seventh schedule) give rise to a claim on the part of the Warrantors under this Agreement or the Tax Deed;

2.4 after crediting (Pounds)50,000 to the Relevant Profits for the 12 months ending 31 July 1999 and (Pounds)100,000 to the Relevant Profits for the 12 months ending 31 July 2000 to reflect the fact that the Company will cease to carry on its pawnbroking business from its Nottingham store during the Earn Out Period; and

2.5       after crediting:-

2.5.1 an appropriate amount for profits that would have been earned but for breaches of paragraphs 5.4 and 5.5 of this sixth schedule;

2.5.2 the profits of any new shop from which the business of cheque cashing shall be carried on and which shall be opened by the Company during the Earn Out Period within a 5 mile radius of one of the Properties, if and to then extent that such new shop shall have a detrimental effect on the profits of that Property; and

2.5.3 (if the Company's existing shop in Birmingham shall be closed during the Earn Out Period) the profits of any new shop from which the business of cheque cashing shall be carried and which shall be opened by the Company during the Earn Out Period within a 5 mile radius of the Company's existing shop in Birmingham, determined in the manner set out in this paragraph 2.

3.        Preparation and agreement of Relevant Accounts
          ----------------------------------------------

3.1 The Purchaser shall procure that draft Relevant Accounts shall be prepared with all reasonable speed following the end of the relevant period to which they are to relate (and in any event within 3 months of the end of the relevant period) with a view to the Reporting Accountants reporting that in their opinion the Relevant Accounts have been prepared in accordance with this schedule.

3.2 As soon as practicable after the draft of the Relevant Accounts becomes available the Purchaser shall instruct the Reporting Accountants to prepare their report (if necessary after making any changes to the draft of the Relevant Accounts which the Reporting Accountants shall consider to be necessary so that the Relevant Accounts comply with this schedule) together with a draft of the Relevant Statement.

3.3 The Reporting Accountants shall have access to all the Company's books, documents and records, directors and staff which/whom it shall be reasonably necessary for them to investigate or interview in relation to their report on the Relevant Accounts and the preparation of the Relevant Statement.

3.4 As soon as they shall have completed their report, the Reporting Accountants shall submit the draft of the Relevant Accounts (incorporating any amendments which the Reporting Accountants shall consider to be necessary so that they comply with this schedule) with a draft of the Relevant Statement to the Vendors, the Purchaser and the Reviewing Accountants.

3.5 The Reviewing Accountants shall notify the Reporting Accountants in writing whether or not they agree that the draft Relevant Accounts and the draft of the Relevant Statement as submitted to them have been prepared in accordance with this schedule within 45 business days after they shall have received them; and if they do not agree the Reviewing Accountants shall give particulars and explanations of the adjustments which they consider should be made. For these purposes, if no such notification and (where appropriate) particulars and explanations) shall be given by the Reviewing Accountants within such period they shall be deemed to have agreed that the draft Relevant Accounts and the draft of the Relevant Statement have been prepared in accordance with the relevant provisions of this schedule.

3.6 If (within 30 days after the Reviewing Accountants shall have notified the Reporting Accountants in accordance with paragraph 3.5) the Reporting Accountants and the Reviewing Accountants shall be unable to agree what adjustments (if any) should be made so that the draft Relevant Accounts and the draft Relevant Statement are prepared in accordance with this schedule then the matters outstanding or in
                                        ----
          dispute shall, on the application of either the Vendors or the
          Purchaser, immediately be referred to the Independent Accountants who shall be instructed to report whether or not the draft Relevant Accounts and/or the draft of the Relevant Statement do comply with this schedule and if not to make such adjustments thereto as they shall consider necessary to ensure that they do.

3.7 The Vendors and Purchaser will procure (so far as they are each able to do so) that the Company and the Reporting Accountants will make available to the Reviewing Accountants and (if appointed) the Independent Accountants such of the Company's books, documents, records, directors and staff together with access to such premises and the use of facilities as may be reasonably required in relation to the tasks which this agreement contemplates they will carry out.

3.8 The Independent Accountants, if appointed, shall act as experts and not as arbitrators and their decisions on the matters which shall be referred to them shall be final and binding on the parties (save in the case of manifest error).

3.9 The costs of the Independent Accountants in connection with the matters which shall be referred to them shall be borne as the Independent Accountants shall direct or in default of such direction as to one half by the Vendors and as to the other half by the Purchaser.

3.10 The Relevant Accounts and the Relevant Statement shall be re-issued to the Vendors and the Purchaser by the Reporting Accountants within 3 business days after and in the form (the "Final Form") in which the
                                                   ------------
          Relevant Accounts and the Relevant Statement shall have been agreed between the Reporting and Reviewing Accountants or determined by the Independent Accountants in accordance with the provisions of this schedule.

3.11 The issue of the Relevant Accounts and the Relevant Statement in the Final Form pursuant to paragraph 3.10 of this schedule shall be final and binding on the parties hereto (save in the event of manifest error).

3.12 The provisions of this paragraph shall apply in the same way to each of the Relevant Accounts for 1999 and 2000 and the Second and Third Instalment Statements.

4.        Payment of the Subsequent Consideration
          ---------------------------------------

4.1       The Subsequent Consideration shall be paid as follows:-

4.1.1 the Second and Third Instalments (if any) shall be satisfied by the issue of Subsequent Loan Notes to the Vendors;

4.1.2 any amounts shown to be due to the Vendors in accordance with the draft Relevant Statements which shall be prepared by the Reporting Accountants pursuant to clause 3.2 shall be satisfied within 7 days of such draft statement being issued provided that (Pounds)500,000 shall be satisfied on 31st October 1999 in any event; and

4.1.3 any additional amounts which may be due to the Vendors in accordance with the Relevant Settlement in the Final Form, (or, to the extent that any initial amounts which shall be satisfied pursuant to paragraph 4.1.2 shall exceed the amounts due to the Vendors pursuant to the Relevant Statement in the Final Form, such overpayment) shall be satisfied (or repaid) to the relevant party within 7 days of such Relevant Statements in Final Form being issued together with Interest from the date on which the relevant amount shall have been satisfied pursuant to clause 4.1.2 above.

4.2 The Second and Third Instalments shall be paid to the Vendors in the proportions specified in column 4 of the First Schedule.

4.3 Any payments in cash shall be made by cheque posted (at their risk) to the Vendors at their address for service of which in accordance with this agreement.

5.        Provisions which apply during Earn Out Period
          ---------------------------------------------

5.1 The Purchaser shall be entitled to require the Company during the Earn Out Period to:

5.1.1 comply with the budgeting, forecasting and reporting procedures and requirements of the Purchaser and comply with and participate in the Purchaser's Group's banking and treasury arrangements from time to time in force;

5.1.2 comply with all such regulations and requirements which are necessary having regard to the fact that the Company is a member of a group of companies securities in which the ultimate holding company are listed, dealt in or traded on a recognised stock exchange;

5.1.3 fully consult with the Purchaser in respect of all matters concerning strategic development and not make any acquisition of any business or company or enter into any joint venture or partnership with any third party without the consent of the Purchaser; and

5.1.4     to cease carrying on any pawnbroking business.

5.2 Neither the Vendors nor Mr Hallam shall be entitled to require during the Earn Out Period that the Company shall:-

5.2.1 change the nature, scope or manner of conducting any of its businesses from those carried on by the Company at the date of this agreement or subsequently approved by the Purchaser;

5.2.2 pay any salary or other remuneration to directors of the Company or other senior executives in excess of that provided for in their respective service agreements or otherwise amend the service agreements of any such persons or pay any bonus to employees of the Company save where otherwise agreed in budgets already approved by the Purchaser or engage or dismiss any such persons without the approval of the Purchaser;

5.2.3 commence or threaten any material litigation or arbitration proceedings;

5.2.4 enter into any material contract or arrangement outside the ordinary course of business or of a long term nature or enter into any guarantee or indemnity for the obligations of any third party; and

5.2.5 make any acquisition or disposal, (including the leasing, mortgaging, charging or pledging of any assets of the Company) except where provided for in budgets already approved by the Purchaser.

5.3 The Purchaser shall be entitled to use its powers in relation to any shares in the Company which it owns or controls to procure in so far as it is able the obligations under paragraphs 5.1 and 5.2 are complied with.

5.4       During the Earn Out Period:-

5.4.1 this agreement shall be personal to the parties to it and may not be assigned by them save that the benefit (but not the burden) of any of its provisions may be assigned by the Purchaser to:-

5.4.1.1   any company (an "associated company") which shall be a wholly owned
                          --------------------
          subsidiary of the Purchaser or which shall be a holding company of 100% of the shares of the Purchaser or a wholly owned subsidiary of such holding company but only for so long as such company remains an associated company of the Purchaser; or

5.4.1.2   the Purchaser's bankers and/or insurers for the time being; and

5.4.2 the Company is to be operated as a separate subsidiary of the Purchaser to protect the integrity of the provisions of the sixth schedule and avoid its artificial manipulation.

5.5 The Purchaser shall and shall procure that each member of the Purchaser's group (including where the context so admits the Company) shall, during the Earn Out Period:-

5.5.1 not treat the Company on terms which are less favourable than if the Purchaser and the Company were operating on an arm's length basis;

5.5.2 not intentionally take or omit to take any action which is designed solely to affect adversely any payments to the Vendors in accordance with sixth schedule, provided that at all times the Purchaser can manage the Company in any way it thinks fit;

5.5.3 not petition for a members' voluntary winding up of the Company or permit or procure the passing of a resolution to wind up the Company, save that the Purchaser shall at all times be able to wind up the Company if the Company is unable to pay its debts as and when they fall due, or the winding up is part of a bona fide reorganisation, amalgamation or reconstruction.

5.6 The management accounts of the Company shall continue to be produced in substantially the form in which the Management Accounts were produced.

6.        Applicability of Warranties and Tax Deed
          ----------------------------------------

6.1 The approval of any Relevant Accounts or Statement by or on behalf of the Purchaser (and all matters and things consequent to such approval) shall not operate or be deemed to operate as a waiver of any of the Purchaser's rights powers or privileges or of any of the other terms and conditions of this agreement.

6.2 If it shall be found before the payment of the Subsequent Consideration that any matter which is the subject of a Warranty is not as so warranted or represented or any claim under the Tax Deed is threatened or pending then subject to the seventh schedule the Purchaser shall be entitled to withhold out of such balance the amount reasonably estimated by the Purchaser that would be payable by the Warrantors pursuant to the agreement as a result, but shall pay/issue Loan Notes in respect of any amounts not disputed.

SEVENTH SCHEDULE
----------------

WARRANTOR LIMITATIONS
---------------------


     In this schedule "claim" means any claim which would be capable of being made against the Warrantors in respect of any liability under the Warranties (or where the context admits under the Tax Deed) and references to the Purchaser shall include references to the Guarantor.

     Notwithstanding anything contained in this agreement, the liability of the Warrantors under the Warranties (and where expressly stated, the liability of the Covenantors under the Tax Deed) shall be limited as follows:-

1.   Aggregate de minimis
     --------------------

     No liability under the Warranties or the Tax Deed shall arise unless the total amount of the net liability in respect of all claims which the Purchaser is entitled to make exceeds in aggregate (Pounds)100,000 in which case the Warrantors shall (subject to the other provisions of this seventh schedule) be liable for the whole amount of the claim and not simply the excess. For the purposes of this paragraph "net liability" shall mean the actual net amount for which the Warrantors would be liable.

2.   Maximum liability clauses
     -------------------------

     The maximum aggregate liability of each Warrantor in respect of all claims, together with their liability under clauses 7.4 and 7.5 and the Tax Deed, shall not in any event exceed that part of the Consideration received or receivable by him or her (save that Mr Hallam and Rachel Djadi-Hallam's liability shall be limited to the amount of the Consideration received or receivable by Rachel Djadi-Hallam pursuant to this agreement).

3.   Time for claims
     ---------------

3.1 Subject to paragraph 3.2 all liability of the Warrantors under the Warranties, save which relate to Taxation, shall terminate on the second anniversary of the date of this agreement; and

3.2 all liability of the Warrantors under Warranties relating to Taxation and all liability of the Covenantors under the Tax Deed shall terminate on the seventh anniversary of the date of this agreement unless notice in writing of the claim (giving reasonable details of the nature, extent and value of such claim) shall have been given to the Warrantors prior to such date.

4.   Procedure for claims
     --------------------

4.1 Any amount payable under the Tax Deed to the Purchaser shall be reduced to the extent of the amount payable under the Warranties in respect of the same matter and vice versa.

4.2 The provisions of clause 5 of the Tax Deed shall apply to any claims made under Part 8 of the fourth schedule hereto as if the claim under such Part 8 were made under the Tax Deed and in the case of conflict between the provisions of this seventh schedule and the provisions of clause 5 of the Tax Deed, the provisions of clause 5 of the Tax Deed shall prevail.

4.3 Upon the directors of the Purchaser appreciating that matters have arisen which will or are likely to give rise to a claim, the Purchaser will as soon as practicably possible notify the Warrantors in writing of the potential claim and of the matters which will or are likely to give rise to such a claim. Any failure on behalf of the Purchaser to comply with this provision shall not preclude it from making a claim at a later date. The sole consequence, if the Purchaser delays in notifying the Warrantors of a claim, shall be that the Purchaser's claim for damages shall be reduced by an amount to reflect the extent (if any) the position of the claim is worsened as a result of the delay.

5.   Defence to claims and rights of recovery
     ----------------------------------------

     Where the Warrantors have settled in full a claim for breach of Warranty and the Purchaser or the Company or their respective successors or assigns (as the case may be) is entitled to recover any sum ("the Recoverable Sum")
                                                          ---------------------
     from some other person firm or company (including for the avoidance of doubt the Revenue) in respect of the matter giving rise to that claim, the Purchaser shall procure that it or the Company (as the case may be) at the Warrantors' cost and subject to being indemnified and secured by the Warrantors to the reasonable satisfaction of the Purchaser against all losses, liabilities, costs and expenses thereby incurred, shall pursue a claim for the Recoverable Sum, provided that in the reasonable opinion of the Purchaser no such claim shall harm the goodwill or profitability of the Company, the Purchaser, or any company which shall be a subsidiary or a holding company of either the Purchaser or the Company. The Purchaser shall account to the Warrantors for any amount so recovered and after having deducted any costs or expenses incurred by the Purchaser (and not exceeding any amount paid by the Warrantors under the relevant Warranty but including any expenses borne by the Warrantors).

6.   Further limitations
     -------------------

     The Warrantors shall not be liable under the Warranties to the extent that:-

6.1 such liability arises or is increased as a result of the passing of or any change in law or regulation or in its interpretation or administration by the English courts, by the Revenue or by any other monetary fiscal or regulatory authority or by the withdrawal after Completion of any published concession previously made by any Taxation authority;

6.2 such liability would not have arisen but for the failure to make or omit to make any claim, election, surrender or disclaimer by the Company or the Purchaser where notice of the need to make or omit to make the same was given by the Warrantors in the Disclosure Letter;

6.3 the subject matter giving rise to the claim is specifically provided or reserved in the Accounts;

6.4 the liability arises as a result of any change in the accounting reference date or in the accounting principles, practices, or bases of the Company introduced after Completion;

6.5 the subject matter of the claim is taken into account in the accounts prepared pursuant to the sixth schedule.

7.   Price reduction
     ---------------

     The amount or amounts of any successful claim or claims against the Warrantors under or in respect of the Warranties shall be deemed to constitute a reduction in the purchase price.

8.   Entire agreement
     ----------------

     This agreement sets out the entire agreement and understanding between the parties in respect of the subject matter of this agreement and in respect of any other documents referred to in this agreement and the Purchaser:-

8.1 irrevocably and unconditionally waives any right it may have to rescind this agreement and/or claim damages for any breach of warranty or untrue representation, undertaking or statement of fact or opinion made to him prior to the date hereof in connection with the subject matter of this agreement or the Company which is not contained in this agreement; and

8.2 agrees that the Purchaser has not been induced to enter into this agreement by any representation, warranty or assurance other than those contained in this agreement; and

8.3 provided always that this paragraph shall not seek to exclude or restrict the liability of the Warrantors for fraudulent misrepresentation.

9.     Mitigation
       ----------

       Nothing herein shall in any way diminish the Purchaser common law duty to mitigate its loss, save in respect of the Tax Deed and clause 7.4 of the agreement.

10.    General provisions
       ------------------

10.1 The provisions of this schedule apply notwithstanding any rescission or termination by the Purchaser of any provisions of this agreement.

10.2 The Purchaser shall not be entitled to reimbursement more than once in respect of any one claim.

10.3 None of the provisions contained in this schedule shall exclude or limit liability on the part of the Warrantors arising as a result of any fraud or dishonesty on the part of the Warrantors.

10.4 The Purchaser shall have no right to rescind or terminate this agreement after the date of this agreement for breach of any of the Warranties or under the provisions of the Misrepresentation Act 1967, or for any other reason other than for fraudulent misrepresentation.

11.    Debts
       -----
       If there is a breach of any of the Warranties by reason of any cheque which the Company shall have encashed being returned unpaid, the Purchaser shall only be entitled to bring a claim under clauses 7.4 and
       7.5 of this agreement and shall not be entitled to bring a claim for breach of Warranty or otherwise.

12.    Claims
       ------
       The first (Pounds)500,000 of the aggregate liability which shall arise pursuant to all the claims (that is, all the claims taken together, but not the first (Pounds)500,000 of each and every claim) ("the First
                                                               -----------
       (Pounds)500,000 Liability") which shall be made under clauses 7.4, 7.5,
       ---------------------------
       the Warranties and/or the Tax Deed shall be borne only by Rachel and Henry

      Hallam jointly and severally; and for the purpose of this paragraph "claims" includes claims under clauses 7.4 and 7.5 of the Warranties and the Tax Deed.

13.  Earn Out
     --------

     In respect of any claim pursuant to this agreement or under the Tax Deed which is agreed or adjudicated, to the extent that it when aggregated to any other such claims shall exceed the First (Pounds)500,000 Liability as defined in paragraph 12 of this schedule, each of the Warrantors or Covenantors in the case of a claim under the Tax Deed shall be entitled to elect (and such an election shall be binding on all the other Warrantors or Covenantors as the case maybe) for the amount owing in respect of such a claim to be set off against the Second or Third Instalment whichever shall first occur after the date on which the claim shall first be made, provided that if and to the extent that the Warrantors shall not settle such claim by paying cash to the Purchaser within 7 days after the Warrantors have received notice in writing of such a claim pursuant to clauses 6, 7.4 and
     7.5 of the agreement, Interest shall accrue on such a claim from the date of receiving notice such a claim until the claim is paid.